The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

This filing is made pursuant to Rule 424(b)(3) under the
Securities Act of 1933 in connection with Registration No. 333-120079

Prospectus Supplement
(To Prospectus Dated September 7, 2005)
Subject to Completion, Dated September 7, 2005
$1,337,464,000
Nissan Auto Receivables 2005-C Owner Trust
Nissan Auto Receivables Corporation II,
Seller
Nissan Motor Acceptance Corporation,
Servicer
$359,000,000 ASSET BACKED NOTES, CLASS A-1
$304,000,000 ASSET BACKED NOTES, CLASS A-2
$433,000,000 ASSET BACKED NOTES, CLASS A-3
$241,464,000 ASSET BACKED NOTES, CLASS A-4
You should review carefully the factors set forth under “Risk Factors” beginning on page S-11 of this prospectus supplement and page 7 in the accompanying prospectus.
This prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.
The securities are asset-backed securities issued by the trust. The securities are not obligations of Nissan Motor Acceptance Corporation, Nissan Auto Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency.
This prospectus supplement may be used to offer and sell the securities only if it is accompanied by the prospectus dated September 7, 2005.

•	The trust will issue five classes of securities, four of which will be the four classes of notes described in the following table.

•	Only the notes described on the following table are being offered by this prospectus supplement and the prospectus.

•	The notes accrue interest from September 16, 2005.

Notes

	A-1 Notes			A-2 Notes			A-3 Notes			A-4 Notes

Principal Amount		$359,000,000			$304,000,000			$433,000,000			$241,464,000
Interest Rate			%			%			%			%
Final Scheduled Distribution Date		September 15, 2006			January 15, 2008			July 15, 2009			March 15, 2011
Price to Public(1)			%			%			%			%
Underwriting Discount(1)			%			%			%			%
Proceeds to Seller (1)	$			$			$			$

(1)	Total price to the public is $ , total underwriting discount is $ and total proceeds to the Seller are $ .
Credit Enhancement

•	Reserve account, with an initial deposit of $7,039,282.84.

•	Subordinated certificates, with an original principal balance of $70,392,567.66.
      Neither the SEC nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley Deutsche Bank Securities

ABN AMRO Incorporated

Citigroup

JPMorgan

Merrill Lynch & Co.

RBS Greenwich Capital

SG Corporate & Investment Banking

The Williams Capital Group, L.P.
The date of this prospectus supplement is September      , 2005.

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
      Information about the securities is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which describes the specific terms of your class of securities.
      If the description of the terms of your securities varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
      Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of the accompanying prospectus.
      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-44 in this prospectus supplement and under the caption “Index of Terms” beginning on page 75 in the accompanying prospectus.
      You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any dates other than the dates stated on the respective cover pages. We are not offering the notes in any jurisdiction where it is not permitted.

Summary of Transactions Parties*

NISSAN MOTOR ACCEPTANCE CORPORATION (Originator and Servicer)
Servicer
NISSAN AUTO RECEIVABLES CORPORATION II (Seller)
NISSAN AUTO RECEIVABLES 2005-C OWNER TRUST (Issuer)
Wilmington Trust Company (Owner Trustee)
Wells Fargo Bank, National Association (Indenture Trustee)
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
and
Class A-4 Notes
Certificates (retained)

*	This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description.

Summary of Monthly Deposits to and Withdrawals from Accounts*

*	This chart provides only a simplified overview of the monthly flow of funds. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

Summary
      The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should read carefully this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

Issuer	Nissan Auto Receivables 2005-C Owner Trust. The trust was established by a trust agreement dated as of December 23, 2004.

Seller	Nissan Auto Receivables Corporation II.

Servicer	Nissan Motor Acceptance Corporation.

Owner of the Certificates/ Equity	Nissan Auto Receivables Corporation II.

Indenture Trustee	Wells Fargo Bank, National Association.

Owner Trustee	Wilmington Trust Company.

Offered Notes	The offered notes consist of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as described on the cover page.

The trust will also issue $70,392,567.66 initial principal amount of certificates. The trust is not offering the certificates. The certificates will be retained by the seller.

The certificates will represent fractional undivided interests in the trust and will not bear interest. The trust will not make any distributions on the certificates until all interest and principal of the Class A-1 Notes have been paid in full.

Receivables	The trust’s main source of funds for making payments on the notes and the certificates will be collections on the motor vehicle retail installment sale contracts, otherwise known as the receivables, that will be sold by Nissan Motor Acceptance Corporation to the seller and then transferred by the seller to the trust in exchange for the notes and the certificates.

The principal balance of the receivables as of August 31, 2005, referred to as the “cut-off date,” was $1,407,856,567.66. As of the cut-off date, the receivables had the following characteristics:

Number of Receivables	78,100
Average Principal Balance	$18,026.33
Weighted average annual percentage rate	3.256%
Approximate weighted average remaining payments to maturity	50.50 payments
Approximate weighted average original payments to maturity	58.67 payments

You should refer to “The Receivables” in this prospectus supplement for more information on the receivables.

Closing Date	On or about September 16, 2005.

Terms of the Notes	Distribution Dates:

Interest and principal will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case such payment will be made on the following business day. The first payment will be made on October 17, 2005.

Per annum interest rates:

The notes will have fixed rates of interest as follows:

Class	Interest Rate

A-1		%
A-2		%
A-3		%
A-4		%

Interest Periods and Payments:

Interest on the notes will accrue in the following manner, except that on the first distribution date, interest on all of the notes will accrue from and including the closing date to but excluding October 17, 2005:

Day Count
Class	From (including)	To (excluding)	Convention

A-1	Prior Distribution Date	Current Distribution Date	Actual/360
A-2	15th of prior month	15th of current month	30/360
A-3	15th of prior month	15th of current month	30/360
A-4	15th of prior month	15th of current month	30/360

Interest payments on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be paid on a pro rata basis unless the notes are accelerated following an event of default, in which case (unless and until such acceleration has been rescinded), available amounts (after the servicing fee has been paid and certain advances have been reimbursed) will be applied to make interest payments first to the Class A-1 Notes and then (after payment in full of the accrued interest on and outstanding principal balance of the Class A-1 Notes) ratably to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes. Upon the rescission of any such acceleration, interest payments will be made on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on a pro rata basis based on the respective aggregate amounts of interest due to those classes of notes.

Principal:

• Amounts allocated to the notes: Principal of the notes will be payable on each distribution date (a) to the Class A-1 Notes until the principal amount thereof is reduced to zero, in an amount equal to (i) the excess, if any, of (x) the principal balance of the receivables as of the beginning of the related collection period (or, in the case of the first collection period, as of the cut-off date) over (y) the principal balance of the receivables as of the end of the related collection period (reduced, in the case of both clauses (x) and (y), by the principal balance of certain non-collectable or defaulted receivables and receivables purchased by the servicer or repurchased by the seller due to certain breaches), and (ii) any amounts due but not previously paid because sufficient funds were not available to make such payments; and (b) after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero, and then to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero, an amount sufficient to reduce the aggregate outstanding principal amount of the notes to an amount equal to the product of the Noteholders’ Percentage and the outstanding principal balance of the receivables as of the end of the related collection period (reduced by certain non-collectable or defaulted receivables and receivables purchased by the servicer or repurchased by the seller due to certain breaches as described in clause (a) above). The “Noteholders’ Percentage” for any distribution date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the principal balances of the Class A-2, Class A-3 and Class A-4 Notes as of the closing date, and the denominator of which is the aggregate of such principal balances plus the principal amount of the certificates as of the closing date.

Principal payments on the notes as described above will be made from all available amounts after the servicing fee has been paid and certain advances have been reimbursed and after payment of interest on the notes.

Notwithstanding the foregoing, after the occurrence of an event of default and an acceleration of the notes (unless and until such acceleration has been rescinded), available amounts (after the servicing fee has been paid and certain advances have been reimbursed) will be applied to pay interest and principal, in that order, (a) first on the Class A-1 Notes, until the accrued interest on and outstanding principal balance of the Class A-1 Notes have been paid in full, and (b) then on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on a pro rata basis based on the respective outstanding principal balances of those classes of notes, until the accrued interest on and outstanding principal balances of those classes of notes have been paid in full.

If, after the occurrence of an event of default and an acceleration of the notes, such acceleration has been rescinded, available amounts (after the servicing fee and interest on the notes have been paid and certain advances have been reimbursed) will be applied to pay principal first to the Class A-1 Notes until they are paid in full, then to the Class A-2 Notes until they are paid in full, then to the Class A-3 Notes until they are paid in full and then to the Class A-4 Notes until they are paid in full.

• Final Scheduled Distribution Dates: The trust must pay the outstanding principal balance of each class of notes by its final scheduled distribution date as follows:

Final Scheduled
Class	Distribution Date

A-1	September 15, 2006
A-2	January 15, 2008
A-3	July 15, 2009
A-4	March 15, 2011

You should refer to “The Notes — Payments of Principal” and “Distributions on the Notes — Calculation of Available Amounts” in this prospectus supplement for more detailed information regarding payments of principal.

Optional Purchase	The notes will be paid in full on any distribution date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the outstanding aggregate principal balance of the receivables, as of the last day of the related collection period, declines to 5% or less of the original aggregate principal balance of the receivables on the cut-off date.

Credit Enhancement	The credit enhancement of the offered notes will be the subordination of the certificates and the reserve account. The credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

The Certificates:

The certificates have an initial principal balance of $70,392,567.66 and represent approximately 5.00% of the initial principal amount of all the notes and the certificates. The certificates will not receive any distributions until all interest on and principal of the Class A-1 Notes have been paid in full. The certificates will not receive any interest payments.

Reserve Account:

On each distribution date, the trust will use funds in the reserve account for distribution to the noteholders to cover any shortfalls in interest and principal required to be paid on the notes. The reserve account will be pledged to the indenture trustee to secure the notes but will not be an asset of the trust.

If the principal amount of a class of notes is not paid in full on the related final scheduled distribution date, the indenture trustee will withdraw amounts from the reserve account (if available) to pay that class in full.

The sale and servicing agreement sets forth the specified reserve account balance, which is the amount that is required to be on deposit in the reserve account. On the closing date, the seller will make a deposit of $7,039,282.84 into the reserve account, which is approximately 0.50% of the outstanding principal balance of the receivables as of the cut-off date. Thereafter, on any distribution date while the notes are outstanding, the reserve account will generally be required to have a balance of $7,039,282.84.

If, however, on any distribution date certain loss or delinquency ratios relating to the receivables (and described under “Subordination; Reserve Account” in this prospectus supplement) are exceeded, then the amount required to be on deposit in the reserve account for such distribution date (and for each succeeding distribution date until the relevant percentage equivalent ratios have been achieved and maintained for the required period) will be the greater of (a) $7,039,282.84 and (b) 5.00% of the outstanding principal amount of the notes and certificates as of the preceding distribution date (after giving effect to payments of principal made on such date). On each distribution date, after making required payments to the servicer and to the notes and prior to making payments on the certificates, the trust will make a deposit into the reserve account to fund and maintain the specified reserve account balance.

Yield Supplement Account	On each distribution date, the trust will use funds on deposit in the yield supplement account to cover, for each receivable, the excess, if any, of (x) 30 days’ interest that would accrue on the principal balance, as of the first day of the related collection period, of that receivable at a rate equal to 5.56% over (y) 30 days’ interest on the principal balance, as of the first day of the related collection period, of that receivable at the actual interest rate on that receivable.

On the closing date, the seller will make a capital contribution to the trust by depositing $79,355,982.66 in cash into the yield supplement account. This amount, together with estimated reinvestment earnings, is the amount that is estimated to be required to be withdrawn from the yield supplement account on subsequent distribution dates in accordance with the provisions of the preceding paragraph. For a more detailed description of the way in which that amount will be calculated, see “Description of the Transfer and Servicing Agreements — Yield Supplement Account and Yield Supplement Agreement” in this prospectus supplement. Neither the seller nor the servicer will be required to make any other deposits to the yield supplement account on or after the closing date. The yield supplement account will be an asset of the trust.

Tax Status	Subject to the important considerations described in this prospectus supplement and the accompanying prospectus, Mayer, Brown, Rowe & Maw LLP, special tax counsel to the trust, will deliver its opinion that, for federal income tax purposes:

1. the notes will be characterized as debt; and

2. the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

If you purchase a note, you will agree to treat the note as a debt instrument.

You should refer to “Certain Federal Income Tax Consequences” in this prospectus supplement and “Certain Federal Income Tax

Consequences — Tax Treatment of Owner Trusts” and “Certain State Tax Consequences” in the accompanying prospectus.

ERISA Considerations	The notes are eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds	The Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such notes satisfies such fund’s investment policies and objectives.

Ratings	On the closing date, each class of offered notes will receive the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.:

Standard &
Class	Poor’s	Moody’s

A-1	A-1+	P-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa

Risk Factors
      You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the notes of any class.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.	The trust will not list the notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities and, thus, there has been a lack of liquidity. There may be similar lack of liquidity at times in the future.

As a result of the foregoing restrictions and circumstances, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Payment priorities increase risk of loss or delay in payment to certain notes.	Based on the priorities described under “The Notes — Payments of Interest” and “The Notes — Payments of Principal” in this prospectus supplement, classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher (i.e. 2 being higher than 1) sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

In addition, the amounts distributable in respect of principal of the Class A-2, Class A-3 and Class A-4 Notes generally will be less than the principal distribution amount, which is expected to result in payments being made in respect of principal of the certificates. Amounts so distributed in respect of principal of the certificates will not be available in later periods to fund charge-offs or the reserve account. As a consequence, holders of the notes that remain outstanding in later periods may be exposed to an increased risk of experiencing loss.

As a result, the yields of the Class A-2, Class A-3 and Class A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-1 Notes. Accordingly, the Class A-3 and Class A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-2 Notes, and the Class A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-3 Notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

Geographic concentration of the states of origination of the receivables may increase the risk of loss on your investment.	As of August 31, 2005, Nissan Motor Acceptance Corporation’s records indicate that the addresses of the originating dealers of the receivables were most highly concentrated in the following states:

Percentage of
Aggregate
Cut-off Date
Principal Balance

California	18.10%
Texas	13.96%
Florida	7.89%
New York	5.18%
Illinois	5.11%

No other state, based on the addresses of originating dealers, accounted for more than 5.00% of the total principal balance of the receivables as of August 31, 2005. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the trust.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds.	So long as Nissan Motor Acceptance Corporation is servicer, if each condition to making monthly deposits as may be required by the sale and servicing agreement (including the satisfaction of specified ratings criteria of Nissan Motor Acceptance Corporation and the absence of any servicer default) is satisfied, Nissan Motor Acceptance Corporation, as the servicer, may retain all payments on receivables received from obligors and all proceeds of receivables collected during a collection period until the business day preceding the related distribution date (currently, Nissan Motor Acceptance Corporation does not satisfy these conditions). On or before the business day preceding a date on which payments are due to be made on the securities, the servicer must deposit into the collection account all payments on receivables received from obligors and all proceeds of receivables collected during the related collection period. Before these amounts are required to be deposited into the collection account, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. If the servicer is unable to pay these amounts to the trust on a distribution date, you might incur a loss on your notes.

Paid-ahead simple interest contracts may affect the weighted average life of the notes.	If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional payment will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional payment, but the obligor’s contract would not be considered delinquent. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a paid-ahead simple interest contract is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest contract that subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

Nissan Motor Acceptance Corporation’s portfolio of retail installment sale contracts has historically included simple interest contracts that have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the trust that may become paid-ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments that may be paid ahead.

Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “Material Information Regarding the Securities — Book-Entry Registration” in the accompanying prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “Noteholder” and the owner trustee will not recognize you as a “Securityholder,” as those terms are used in the indenture, the trust agreement and the sale and servicing agreement. As a result, you will only be able to exercise the rights of Securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System and to take other actions that require a physical certificate representing the note.

Interest and principal on the notes will be paid by the trust to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

Factors affecting our information management systems may increase the risk of loss on your investment.	The success of your investment depends upon the ability of the servicer, Nissan Motor Acceptance Corporation, to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or loss in its information processing capabilities, its business, financial conditions, results of operations and ultimately your notes may suffer.

Risks associated with legal proceedings relating to receivables.	From time to time, Nissan Motor Acceptance Corporation is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Some of these actions may include claims for rescission and/or set-off, among other forms of relief. Each of Nissan Auto Receivables Corporation II, the seller, and Nissan Motor Acceptance Corporation, the servicer, will make representations and warranties relating to the receivables’ compliance with law and the trust’s ability to enforce the contracts. If there is a breach of any of these representations or warranties, the trust’s sole remedy will be to require Nissan Auto Receivables Corporation II to repurchase the affected receivables. Nissan Motor Acceptance Corporation believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including Nissan Motor Acceptance Corporation. The amount of liability on pending claims and actions as of the date of this prospectus supplement is not determinable; however, in the opinion of the management of Nissan Motor Acceptance Corporation, the ultimate liability resulting from such litigation should not have a material adverse effect on Nissan Motor Acceptance Corporation’s consolidated financial position or results of operation. However, there can be no assurance in this regard.

The notes are not suitable investments for all investors.	The notes are complex investments that are not a suitable investment for all investors. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The return on the notes could be reduced by shortfalls due to military action and/or natural disasters.	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The Servicemembers Civil Relief Act and similar state legislation provides relief to obligors who enter active military service and to obligors in reserve or national guard status who are called to active duty after they have entered into an obligation, such as a retail installment sale contract for the purchase of a vehicle. In particular, under such act, members of the military on active duty, including reservists, who have entered into such retail installment sale contracts before entering into military service, may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. The Servicemembers Civil Relief Act and similar state legislation also limit the ability of the servicer to repossess the vehicle securing the retail installment sale contract during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the retail installment sale contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables, and you may suffer a loss.

Because the Servicemembers Civil Relief Act and similar state legislation apply to obligors who enter military service after origination, no information can be provided as to the number of receivables that may be affected by the Servicemembers Civil Relief Act or similar state legislation. If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act, you should refer to “Material Legal Aspects of the Receivables — Other Limitations” in the accompanying prospectus.

The effect of natural disasters, such as Hurricane Katrina, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The Trust
General
      The Nissan Auto Receivables 2005-C Owner Trust (the “Trust”) is a Delaware statutory trust formed pursuant to the trust agreement (the “Trust Agreement”) between Nissan Auto Receivables Corporation II, as seller (the “Seller”), and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Trust will not engage in any activity other than:

1.	acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom;

2.	issuing the Notes and the Certificates;

3.	making payments on the Notes and the Certificates; and

4.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.
      The Trust will initially be capitalized through (a) the issuance of the Notes and $70,392,567.66 aggregate principal amount of the certificates (the “Certificates”) and (b) a capital contribution by the Seller into the Yield Supplement Account of cash, in the aggregate amount of $79,355,982.66. The Trust will exchange the Notes and the Certificates for the Receivables and certain other assets from the Seller pursuant to the sale and servicing agreement among the Trust, the Servicer and the Seller (the “Sale and Servicing Agreement”). The Notes that will be received by the Seller in exchange for the Receivables are being offered hereby. The Certificates will be retained by the Seller.
      Nissan Motor Acceptance Corporation (“NMAC”) will be appointed to act as the servicer of the Receivables (in that capacity, the “Servicer”). The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements — Servicing Compensation” in this Prospectus Supplement and “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus.
      Pursuant to agreements between NMAC and the Dealers, each Dealer will repurchase from NMAC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this Prospectus Supplement as “Dealer Recourse.” Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectibility of those contracts. The sales by the Dealers of installment sale contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the aforementioned representations and warranties.
      Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables, monies due or received under the Receivables after the Cut-off Date and the Yield Supplement Account. The Reserve Account will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee to secure payments on the Notes, but the Reserve Account will not be part of the Trust.
      The Trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under “The Owner Trustee and the Indenture Trustee” in this Prospectus Supplement.

Capitalization of the Trust
      The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the issuance of the Certificates had taken place on that date:

Amount

Class A-1	$359,000,000.00
Class A-2	$304,000,000.00
Class A-3	$433,000,000.00
Class A-4	$241,464,000.00
Retained Certificates	$70,392,567.66

Subtotal	$1,407,856,567.66

Yield Supplement Account	$79,355,982.66

Total	$1,487,212,550.32

The Owner Trustee and the Indenture Trustee
      Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal executive offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.
      Wells Fargo Bank, National Association is the trustee (the “Indenture Trustee”) under the Indenture dated as of September 16, 2005 (the “Indenture”) between the Trust and Indenture Trustee. Wells Fargo Bank, National Association has its corporate trust office at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. The Seller, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.
The Receivables
      The property of the Trust will consist of a pool of retail installment sale contracts (the “Receivables”) originated on or after November 1, 2000, between Nissan or Infiniti dealers (the “Dealers”) and retail purchasers (the “Obligors”), the Yield Supplement Account and the amounts on deposit in that account. The Receivables were originated by Dealers in accordance with NMAC’s requirements under agreements with Dealers governing the assignment of the Receivables to NMAC. The Receivables evidence the indirect financing made available by NMAC to the Obligors. The Receivables are secured by new, near-new and used automobiles and light-duty trucks (collectively, the “Financed Vehicles”) and all principal and interest payments due after August 31, 2005 (the “Cut-off Date”), and other property specified in the Receivables. Approximately 6.21% of the Receivables (by aggregate principal balance as of the Cut-Off Date) are evidenced by electronic contracts. See “The Receivables” in the accompanying prospectus for more information.
      NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards. On or before the date of the initial issuance of the Notes (the “Closing Date”), NMAC will sell the Receivables and other assets relating thereto to the Seller. The Seller will, in turn, transfer the Receivables and other assets relating thereto to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement in exchange for the Notes and the Certificates. The Notes that will be received by the Seller in exchange for the Receivables are being offered by this Prospectus Supplement and the accompanying Prospectus. NMAC will continue to service the Receivables. The Receivables to be held by the Trust will be selected from those automobile and/or light-duty truck retail installment sale contracts in NMAC’s portfolio that meet several criteria. These criteria provide that each Receivable, as of the Cut-Off Date:

1.	was originated in the United States;

2.	has a contractual Annual Percentage Rate (“APR”) that ranges from 0.000% to 17.500%;

3.	provides for level monthly payments (except for minimally different payments in the first or last month in the life of the Receivable), which provide interest at the APR on a simple interest basis and fully amortize the amount financed over an original term to maturity no greater than 63 payments (some Receivables provide for a deferral of initial payments of up to 90 days);

4.	has a remaining term to maturity, as of the Cut-off Date, of not less than 3 payments and not greater than 61 payments;

5.	had an original principal balance of not more than $50,000.00 and a remaining principal balance as of the Cut-off Date of not less than $2,000.00 or more than $48,612.62;

6.	is not more than 29 days past due as of the Cut-off Date;

7.	is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by the related Financed Vehicle;

8.	has been entered into by an Obligor that as of the Cut-off Date was not in bankruptcy proceedings (according to the records of NMAC);

9.	is secured by a Financed Vehicle that as of the Cut-off Date has not been repossessed (according to the records of NMAC);

10.	has not had forced-placed insurance premiums added to the amount financed (according to the records of NMAC); and

11.	has not been extended by more than two months.
      No selection procedures believed to be adverse to the Noteholders were utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in item (2) above, the Receivables were not selected on the basis of their APRs.
      The composition, distribution by APR and geographic distribution of the Receivables as of the Cut-off Date are as set forth in the following tables. NMAC will not sell to the Seller, and the Seller will not transfer to the Trust, any receivables originated in the states of Alabama, Hawaii or Rhode Island for administrative reasons. NMAC will not sell to the Seller, and the Seller will not transfer to the Trust, any receivables originated in the states of Louisiana or Mississippi due to the potential effect of Hurricane Katrina.
Composition of the Receivables

Aggregate Principal Balance	$1,407,856,567.66
Number of Receivables	78,100
Average Principal Balance	$18,026.33
Range of Principal Balances	$2,000.00 to $48,612.62
Average Original Amount Financed	$23,612.28
Range of Original Amounts Financed	$3,500.20 to $50,000.00
Weighted Average APR	3.256%
Range of APRs	0.000% to 17.500%
Approximate Weighted Average Original Payments to Maturity	58.67 payments
Range of Original Payments to Maturity	12 to 63 payments
Approximate Weighted Average Remaining Payments to Maturity	50.50 payments
Range of Remaining Payments to Maturity	3 to 61 payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles	93.61% (New)
5.81% (Near-New)
0.58% (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers	81.49%(Nissan)
18.51%(Infiniti)

Distribution by APR of the Receivables

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	108	0.14%	$2,574,825.24	0.18%
0.50 to 0.99	86	0.11	1,751,361.69	0.12
1.00 to 1.99	17,804	22.80	363,899,113.04	25.85
2.00 to 2.99	15,664	20.06	406,887,257.37	28.90
3.00 to 3.99	16,396	20.99	205,210,610.64	14.58
4.00 to 4.99	9,228	11.82	168,230,866.34	11.95
5.00 to 5.99	8,144	10.43	108,221,753.57	7.69
6.00 to 6.99	3,824	4.90	52,219,811.50	3.71
7.00 to 7.99	2,762	3.54	40,930,560.62	2.91
8.00 to 8.99	1,901	2.43	26,316,264.06	1.87
9.00 to 9.99	1,116	1.43	15,596,275.56	1.11
10.00 to 10.99	567	0.73	8,563,906.92	0.61
11.00 to 11.99	373	0.48	5,582,641.99	0.40
12.00 to 12.99	104	0.13	1,696,351.73	0.12
13.00 to 13.99	4	0.01	13,437.07	0.00
14.00 to 14.99	10	0.01	101,431.23	0.01
15.00 to 15.99	3	0.00	41,799.93	0.00
16.00 to 16.99	4	0.01	12,912.16	0.00
17.00 to 17.99	2	0.00	5,387.00	0.00

Totals(1)	78,100	100.00%	$1,407,856,567.66	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Geographic Distribution of the Receivables(1)(2)

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
State	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

Alaska	19	0.02%	$362,843.04	0.03%
Arizona	2,450	3.14	45,742,299.11	3.25
Arkansas	933	1.19	16,618,051.70	1.18
California	13,173	16.87	254,772,848.29	18.10
Colorado	850	1.09	15,881,339.87	1.13
Connecticut	1,301	1.67	21,306,468.95	1.51
Delaware	296	0.38	4,921,492.58	0.35
Florida	6,252	8.01	111,109,705.62	7.89
Georgia	3,345	4.28	60,665,114.17	4.31
Idaho	114	0.15	2,057,622.60	0.15
Illinois	3,844	4.92	71,890,991.75	5.11
Indiana	805	1.03	14,654,960.28	1.04
Iowa	408	0.52	6,682,502.31	0.47
Kansas	287	0.37	4,770,446.29	0.34
Kentucky	839	1.07	14,449,070.84	1.03
Maryland	834	1.07	10,189,492.48	0.72
Massachusetts	1,962	2.51	31,429,690.82	2.23
Michigan	645	0.83	12,172,769.02	0.86
Minnesota	859	1.10	15,666,020.42	1.11
Missouri	1,224	1.57	21,867,800.98	1.55
Montana	75	0.10	1,519,566.43	0.11
Nebraska	206	0.26	3,527,314.42	0.25
Nevada	825	1.06	17,133,876.41	1.22
New Hampshire	400	0.51	5,639,791.20	0.40
New Jersey	4,146	5.31	69,313,046.75	4.92
New Mexico	473	0.61	8,870,457.81	0.63
New York	4,644	5.95	72,935,034.25	5.18
North Carolina	2,036	2.61	35,905,480.25	2.55
North Dakota	59	0.08	1,068,597.55	0.08
Ohio	1,486	1.90	25,664,637.02	1.82
Oklahoma	999	1.28	16,784,425.24	1.19
Oregon	296	0.38	5,367,937.43	0.38
Pennsylvania	3,329	4.26	55,574,128.56	3.95
South Carolina	941	1.20	16,641,110.07	1.18
South Dakota	41	0.05	708,592.48	0.05
Tennessee	2,851	3.65	51,795,049.78	3.68
Texas	10,264	13.14	196,570,343.09	13.96
Utah	381	0.49	7,909,935.37	0.56
Vermont	77	0.10	1,590,275.48	0.11
Virginia	2,470	3.16	44,389,076.68	3.15
Washington	811	1.04	15,637,775.70	1.11
West Virginia	217	0.28	3,615,409.85	0.26
Wisconsin	587	0.75	11,554,871.33	0.82
Wyoming	46	0.06	928,303.39	0.07

Total(3)	78,100	100.00%	$1,407,856,567.66	100.00%

(1)	Based solely on the addresses of the originating Dealers.

(2)	The states of Alabama, Hawaii and Rhode Island have been omitted for administrative reasons. The states of Louisiana and Mississippi have been omitted due to the potential effect of Hurricane Katrina.

(3)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Maturity and Prepayment Considerations
      Information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Weighted Average Life of the Notes” in this Prospectus Supplement and “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust” in the accompanying Prospectus. No principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal payments will be made on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full, and no principal payments will be made on the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. After the Class A-1 Notes have been paid in full, principal on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be allocated and distributed sequentially in an amount sufficient to reduce the aggregate outstanding principal amount of the Notes to the product of (a) the Noteholders’ Percentage and (b) the outstanding principal balance of the Receivables (reduced by certain non-collectable or Defaulted Receivables and Receivables purchased by the Servicer or repurchased by the Seller due to certain breaches of representations and warranties in the relevant Transfer and Servicing Agreement) as of the end of the related Collection Period. After the Class A-1 Notes have been paid in full, the Certificates will be allocated an amount equal to the product of (a) 100% minus the Noteholders’ Percentage and (b) the outstanding principal balance of the Receivables (reduced by certain non-collectable or Defaulted Receivables and Receivables purchased by the Servicer or repurchased by the Seller due to certain breaches of representations and warranties in the relevant Transfer and Servicing Agreement) as of the end of the related Collection Period. However, upon the acceleration of the Notes following an event of default under the Indenture (each, an “Event of Default”), the principal of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be paid ratably according to the respective outstanding principal balances of those classes of Notes, after the Class A-1 Notes have been paid in full. In addition, upon the acceleration of the Notes following an event of default, no principal payments will be made on the Certificates until all of the Class A Notes have been paid in full. See “The Notes — Payments of Principal” in this Prospectus Supplement.
      Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than their respective final scheduled distribution dates set forth in “Summary — Terms of the Notes — Final Scheduled Distribution Dates” (each, a “Final Scheduled Distribution Date”) in this Prospectus Supplement. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes if final payment on such Notes occurs significantly earlier than such Notes’ Final Scheduled Distribution Date. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.
      Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Noteholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account.

Delinquencies, Repossessions and Net Losses
      The following tables set forth information concerning NMAC’s experience with respect to its total portfolio of U.S. retail installment sale contracts for new, near-new and used automobiles and light-duty trucks. The portfolio consists of retail installment sale contracts in all 50 states and the District of Columbia. As of July 31, 2005 approximately 88.78% (based on principal balance of receivables) of NMAC’s total portfolio of U.S. retail installment sale contracts (excluding those with original maturities of 64 months or more) consisted of new, near-new and used automobiles and light-duty trucks financed through Nissan dealers, with the remaining approximately 11.22% (based on principal balance of receivables) financed through Infiniti dealers.
      There can be no assurance that the behavior of the Receivables included in the Trust will be comparable to NMAC’s experience shown in the following tables.
Delinquency Experience(1)

		At March 31,
	At June 30,
	2005	2005	2004	2003	2002	2001

Number of Contracts Outstanding	908,448	905,042	859,989	757,902	641,467	490,215
Delinquencies as a Percentage of Number of Contracts Outstanding(2)
30-59 Days	1.56%	1.57%	1.50%	1.41%	0.98%	1.01%
60-89 Days	0.46%	0.34%	0.32%	0.21%	0.20%	0.14%
90 Days or More	0.08%	0.07%	0.07%	0.03%	0.04%	0.02%

(1)	The information in this Delinquency Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of less than 64 months. The Trust does not include receivables with original maturities in excess of 63 months. In general, NMAC has experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is past due.

Net Credit Loss and Repossession Experience(1)
(dollars in thousands)

	At or for the
	Three Months	At or for the Twelve Months Ended March 31,
	Ended June 30,
	2005	2005	2004	2003	2002	2001

Principal Amount Outstanding	$13,037,571	$12,957,034	$11,749,083	$10,183,642	$8,574,089	$6,108,666
Average Principal Amount Outstanding(2)	$13,044,037	$12,460,835	$11,216,132	$9,353,879	$7,477,862	$5,195,894
Number of Contracts Outstanding	908,448	905,042	859,989	757,902	641,467	490,215
Average Number of Contracts Outstanding(2)	908,371	890,927	820,917	699,813	570,343	428,935
Number of Repossessions(3)	4,481	19,451	16,370	13,357	8,228	5,339
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	1.97%	2.18%	1.99%	1.91%	1.44%	1.24%
Net Charge-Offs(4)	$36,753	$183,784	$166,925	$133,268	$64,482	$38,399
Recoveries(5)	$18,249	$66,740	$50,962	$32,233	$22,928	$26,229
Net Losses	$18,504	$117,044	$115,963	$101,035	$41,554	$12,170
Net Losses as a Percent of Principal Amount Outstanding	0.57%	0.90%	0.99%	0.99%	0.48%	0.20%
Net Losses as a Percent of Average Principal Amount Outstanding	0.57%	0.94%	1.03%	1.08%	0.56%	0.23%

(1)	The information in this Net Credit Loss and Repossession Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of less than 64 months. The Trust does not include receivables with original maturities in excess of 63 months. In general, NMAC has experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities. All amounts and percentages, except as indicated, are based on the principal balances of the receivables including unearned interest.

(2)	Average amounts calculated based on month-end data for the periods indicated.

(3)	The number of repossessions excludes accounts that have been subsequently reinstated.

(4)	Charge-offs represent the net principal balance of receivables determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (5). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(5)	Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

Weighted Average Life of the Notes
      Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.
      As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of such Notes.
      The table captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” (the “ABS Table”) in this Prospectus Supplement has been prepared on the basis of the characteristics of the Receivables described above. The ABS Table assumes that (a) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days, (c) payments are made on the Notes on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (d) the balance in the Reserve Account on each Distribution Date is the required amount described in the summary under “Reserve Account” in this Prospectus Supplement, (e) there is no event resulting in the acceleration of the Class A Notes and (f) the Servicer does not exercise its option to purchase the Receivables unless otherwise indicated. The hypothetical pools each have an assumed cut-off date of August 31, 2005. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.
      The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

	Aggregate Principal		Remaining Payments	Original Payments
Pool	Balance	APR	to Maturity	to Maturity

1	$71,133,212.75	4.731%	11	58
2	$52,836,912.61	2.770%	29	36
3	$64,587,988.85	4.214%	43	50
4	$702,936,795.93	3.036%	55	60
5	$516,361,657.52	3.281%	52	60
      The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes					Class A-2 Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Oct-05	89.45	87.21	85.67	84.47	82.96	100.00	100.00	100.00	100.00	100.00
15-Nov-05	78.96	74.61	71.63	69.33	66.45	100.00	100.00	100.00	100.00	100.00
15-Dec-05	68.55	62.19	57.87	54.57	50.48	100.00	100.00	100.00	100.00	100.00
15-Jan-06	58.21	49.97	44.40	40.19	35.05	100.00	100.00	100.00	100.00	100.00
15-Feb-06	47.93	37.93	31.23	26.20	20.16	100.00	100.00	100.00	100.00	100.00
15-Mar-06	37.72	26.08	18.34	12.60	5.82	100.00	100.00	100.00	100.00	100.00
15-Apr-06	27.59	14.43	5.75	0.00	0.00	100.00	100.00	100.00	99.32	91.21
15-May-06	17.52	2.97	0.00	0.00	0.00	100.00	100.00	92.79	85.20	76.63
15-Jun-06	7.53	0.00	0.00	0.00	0.00	100.00	90.86	79.57	71.51	62.65
15-Jul-06	0.00	0.00	0.00	0.00	0.00	97.36	78.66	66.68	58.26	49.28
15-Aug-06	0.00	0.00	0.00	0.00	0.00	86.51	66.68	54.12	45.45	36.53
15-Sep-06	0.00	0.00	0.00	0.00	0.00	77.61	56.49	43.11	33.87	24.37
15-Oct-06	0.00	0.00	0.00	0.00	0.00	68.77	46.44	32.30	22.53	12.49
15-Nov-06	0.00	0.00	0.00	0.00	0.00	59.99	36.54	21.69	11.44	0.89
15-Dec-06	0.00	0.00	0.00	0.00	0.00	51.27	26.79	11.28	0.58	0.00
15-Jan-07	0.00	0.00	0.00	0.00	0.00	42.61	17.18	1.08	0.00	0.00
15-Feb-07	0.00	0.00	0.00	0.00	0.00	34.01	7.73	0.00	0.00	0.00
15-Mar-07	0.00	0.00	0.00	0.00	0.00	25.48	0.00	0.00	0.00	0.00
15-Apr-07	0.00	0.00	0.00	0.00	0.00	17.01	0.00	0.00	0.00	0.00
15-May-07	0.00	0.00	0.00	0.00	0.00	8.60	0.00	0.00	0.00	0.00
15-Jun-07	0.00	0.00	0.00	0.00	0.00	0.25	0.00	0.00	0.00	0.00
15-Jul-07	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	0.44	0.38	0.34	0.32	0.30	1.31	1.10	1.00	0.94	0.88
Weighted Average Life to Call (years) (1)(2)	0.44	0.38	0.34	0.32	0.30	1.31	1.10	1.00	0.94	0.88
Optional Clean-Up Call Date(2)	—	—	—	—	—	—	—	—	—	—

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Oct-05	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Nov-05	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Dec-05	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Jan-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Feb-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Mar-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Apr-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-May-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Jun-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Jul-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Aug-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Sep-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Oct-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Nov-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Dec-06	100.00	100.00	100.00	100.00	92.68	100.00	100.00	100.00	100.00	100.00
15-Jan-07	100.00	100.00	100.00	92.95	84.92	100.00	100.00	100.00	100.00	100.00
15-Feb-07	100.00	100.00	93.74	85.67	77.37	100.00	100.00	100.00	100.00	100.00
15-Mar-07	100.00	98.89	86.86	78.56	70.02	100.00	100.00	100.00	100.00	100.00
15-Apr-07	100.00	92.47	80.13	71.62	62.87	100.00	100.00	100.00	100.00	100.00
15-May-07	100.00	86.15	73.55	64.86	55.92	100.00	100.00	100.00	100.00	100.00
15-Jun-07	100.00	79.93	67.11	58.27	49.17	100.00	100.00	100.00	100.00	100.00
15-Jul-07	94.36	73.82	60.82	51.85	42.62	100.00	100.00	100.00	100.00	100.00
15-Aug-07	88.59	67.82	54.68	45.61	36.27	100.00	100.00	100.00	100.00	100.00
15-Sep-07	82.86	61.93	48.68	39.54	30.13	100.00	100.00	100.00	100.00	100.00
15-Oct-07	77.17	56.15	42.84	33.65	24.20	100.00	100.00	100.00	100.00	100.00
15-Nov-07	71.54	50.47	37.14	27.94	18.47	100.00	100.00	100.00	100.00	100.00
15-Dec-07	65.94	44.91	31.59	22.40	12.95	100.00	100.00	100.00	100.00	100.00
15-Jan-08	60.40	39.45	26.19	17.05	7.64	100.00	100.00	100.00	100.00	100.00
15-Feb-08	54.89	34.11	20.95	11.87	2.53	100.00	100.00	100.00	100.00	100.00
15-Mar-08	49.78	29.15	16.09	7.07	0.00	100.00	100.00	100.00	100.00	96.06
15-Apr-08	44.71	24.29	11.36	2.45	0.00	100.00	100.00	100.00	100.00	87.94
15-May-08	39.68	19.54	6.78	0.00	0.00	100.00	100.00	100.00	96.39	80.16
15-Jun-08	34.70	14.88	2.35	0.00	0.00	100.00	100.00	100.00	88.69	72.74
15-Jul-08	29.75	10.34	0.00	0.00	0.00	100.00	100.00	96.51	81.30	65.67
15-Aug-08	24.85	5.90	0.00	0.00	0.00	100.00	100.00	89.06	74.22	58.96
15-Sep-08	20.00	1.56	0.00	0.00	0.00	100.00	100.00	81.88	67.44	52.60
15-Oct-08	15.19	0.00	0.00	0.00	0.00	100.00	95.21	74.95	60.97	46.60
15-Nov-08	10.42	0.00	0.00	0.00	0.00	100.00	87.81	68.28	54.81	40.96
15-Dec-08	5.69	0.00	0.00	0.00	0.00	100.00	80.61	61.88	48.96	35.68
15-Jan-09	1.01	0.00	0.00	0.00	0.00	100.00	73.59	55.74	43.42	30.77
15-Feb-09	0.00	0.00	0.00	0.00	0.00	93.51	66.77	49.86	38.20	26.21
15-Mar-09	0.00	0.00	0.00	0.00	0.00	85.27	60.14	44.25	33.29	22.02
15-Apr-09	0.00	0.00	0.00	0.00	0.00	77.12	53.70	38.90	28.69	18.20
15-May-09	0.00	0.00	0.00	0.00	0.00	69.53	47.79	34.05	24.58	14.84
15-Jun-09	0.00	0.00	0.00	0.00	0.00	62.02	42.06	29.45	20.76	11.83
15-Jul-09	0.00	0.00	0.00	0.00	0.00	54.58	36.52	25.11	17.24	9.17
15-Aug-09	0.00	0.00	0.00	0.00	0.00	47.22	31.16	21.01	14.03	6.85
15-Sep-09	0.00	0.00	0.00	0.00	0.00	39.94	25.98	17.18	11.11	4.88
15-Oct-09	0.00	0.00	0.00	0.00	0.00	32.74	21.00	13.59	8.49	3.26
15-Nov-09	0.00	0.00	0.00	0.00	0.00	25.61	16.19	10.26	6.18	2.00
15-Dec-09	0.00	0.00	0.00	0.00	0.00	18.56	11.58	7.19	4.18	1.10
15-Jan-10	0.00	0.00	0.00	0.00	0.00	11.59	7.15	4.38	2.48	0.54
15-Feb-10	0.00	0.00	0.00	0.00	0.00	7.68	4.66	2.78	1.48	0.16
15-Mar-10	0.00	0.00	0.00	0.00	0.00	3.82	2.28	1.32	0.66	0.00
15-Apr-10	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years) (1)	2.56	2.24	2.05	1.92	1.80	3.94	3.72	3.52	3.35	3.15
Weighted Average Life to Call (years) (1)(2)	2.56	2.24	2.05	1.92	1.80	3.88	3.64	3.43	3.26	3.05
Optional Clean-Up Call Date(2)	—	—	—	—	—	Nov-09	Sep-09	Jul-09	May-09	Feb-09

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Note Factors and Pool Factors
      The “Note Factor” for any Distribution Date with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Note Factor each month for each class of Notes. Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes. The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder’s Note by the related Note Factor for that month.
      The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate principal balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables as of the close of business on such day); provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Certificateholders or Noteholders (or relevant class or classes of Certificates or Notes, as the case may be) necessary to effect any consent, waiver, request or demand have been obtained, the Pool Balance will be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Certificate or Note registered in the name of the Seller, the Servicer or any person actually known to a trust officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be an affiliate of the Seller or the Servicer, unless all of the Certificates or Notes, as the case may be, are held or beneficially owned by the Seller, the Servicer or any of their respective affiliates.
      The “Pool Factor” for any Distribution Date for a particular class of Notes will be a seven-digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period as a fraction of the Pool Balance as of the Cut-off Date. The Servicer will compute the Pool Factor for each month for each class of Notes.
      Pursuant to the Transfer and Servicing Agreements, the Noteholders will receive monthly reports from the Indenture Trustee concerning the payments received on the Receivables, the Pool Balance, the related Note Factors, Pool Factors and various other items of information pertaining to the Trust. Noteholders of record during each calendar year will be furnished information by the Indenture Trustee for tax reporting purposes not later than the latest date permitted by law. Copies of the reports may be obtained by the Noteholders by delivering a written request addressed to the Indenture Trustee at its address at Wells Fargo Center, Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. See “Description of the Transfer and Servicing Agreements — Statements to Securityholders” in the accompanying Prospectus.
Use of Proceeds
      The Seller will use the net proceeds from the sale of the Notes to purchase the Receivables from NMAC pursuant to the Purchase Agreement dated as of September 16, 2005 (the “Purchase Agreement”) by and between NMAC, as the seller, and NARC II as the purchaser, and to fund the Reserve Account and to make a capital contribution to the Trust by funding the Yield Supplement Account.
The Seller, the Servicer and Nissan Motor Co., Ltd.
      Information regarding the Seller and the Servicer is set forth under the captions “The Seller” and “The Servicer” in the accompanying Prospectus.
Financial Condition of Nissan Motor Co., Ltd.
      NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. (“Nissan”). Although Nissan is not guaranteeing the Trust’s obligations under the Notes, Nissan’s financial condition may affect NMAC’s ability to service the Receivables. For the fiscal year ended March 31, 2005, Nissan reported consolidated net income of 512.3 billion yen (US $4.76 billion) up 1.7% for the fiscal year ended March 31, 2005. Consolidated operating profit totaled a record 861.2 billion yen (US $8.0 billion), up 4.4% compared with a year earlier. The operating margin was 10.0% a decline of 1.1% due to foreign exchange risk and higher purchasing costs.
      The foregoing expression of Japanese yen in U.S. dollars has been converted, for the convenience of the reader only, at the foreign exchange rate of 107.6 yen/dollar.
The Notes
General
      The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final signed Indenture will be filed with the SEC following the issuance of the Notes. The Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to The Depository Trust Company (“DTC”) or its nominee, only if:

1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes and the Seller, the Administrator or the Owner Trustee is unable to locate a qualified successor (and if it is the Administrator that has made that determination, the Administrator so notifies the Indenture Trustee in writing);

2.	the Seller, the Administrator or the Indenture Trustee, as applicable, at its option and to the extent permitted by law, elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Event of Default or a Servicer Default with respect to the Notes, holders representing at least a majority of the outstanding principal amount of the Notes, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes is no longer in the best interests of the holders of the Notes.
      The Notes will be issued as registered Notes in the minimum denomination of $1,000. The following summary describes material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.
Payments of Interest
      Each class of Notes will constitute Fixed Rate Securities, as that term is defined under “Material Information Regarding the Securities — Fixed Rate Securities” in the accompanying Prospectus, except that the Class A-1 Notes will accrue interest on the basis of the actual number of days in the related Interest Period divided by 360. Interest on the principal balances of all classes of the Notes will accrue at the respective per annum fixed interest rates set forth in “Summary — Terms of the Notes — Per Annum Interest Rates” in this Prospectus Supplement (each, an “Interest Rate”) and will be payable to the Noteholders monthly on the 15th of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (a “Distribution Date”) commencing October 17, 2005. A “Business Day” is any day except a Saturday, Sunday or a day on which banks in New York, New York; Los Angeles, California; Wilmington, Delaware; or Minneapolis, Minnesota are authorized or obligated by law, regulation, executive order or governmental decree to be closed.
      Interest on the outstanding principal amount of the Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Distribution Date on which interest has been paid (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the current Distribution Date (each, an “Interest Period” with respect to the Class A-1 Notes). Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will accrue at the related Interest Rate from and including the 15th day of the preceding calendar month (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the 15th day of the current calendar month (each, an “Interest Period” with respect to each of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes).
      Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be made from Available Amounts, after the Total Servicing Fee has been paid; provided however, that after the occurrence of an Event of Default and an acceleration (unless and until such acceleration has been rescinded) of the Notes interest payments on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be made from such amounts only after the accrued interest on the Class A-1 Notes has been paid in full. Upon the rescission of any such acceleration, interest payments will be made on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes on a pro rata basis based on the respective aggregate amounts of interest due to those classes of Notes. See “Subordination; Reserve Account — Reserve Account” and “Distributions on the Notes” in this Prospectus Supplement.
      Interest payments to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) will have the same priority unless the Notes are accelerated following the occurrence of an Event of Default, in which case, interest payments will be made first to the Class A-1 Notes and then ratably to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of the Notes (the “Noteholders”) will receive their ratable share (based upon the aggregate amount of interest due to that class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes.
Payments of Principal
      Until the Notes have been paid in full, principal payments to Noteholders will be made on each Distribution Date in the amount and order of priority described under “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement. Generally, on each Distribution Date, the amount payable to the holders of the Class A Notes will be the Noteholders’ Principal Distributable Amount. However, after the occurrence of an Event of Default and an acceleration of the Notes (unless and until such acceleration has been rescinded), all principal of the Notes will become due and payable. Upon the rescission of any such acceleration, principal of the Notes will be payable generally, from Available Amounts, (a) until the Class A-1 Notes have been paid in full, then (b) until the Class A-2 Notes have been paid in full, then (c) until the Class A-3 Notes have been paid in full and then (d) until the Class A-4 Notes have been paid in full. Principal payments on the Notes will be made from Available Amounts, after the Total Servicing Fee has been paid and after the Noteholders’ Interest Distributable Amount has been distributed; provided, however that after the occurrence of an Event of Default and an acceleration of the Notes (unless and until such acceleration has been rescinded), Available Amounts, after the Total Servicing Fee has been paid, will be applied first to pay principal of and interest on the Class A-1 Notes until the outstanding principal balance of the Class A-1 Notes has been paid in full, and then, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on a pro rata basis with respect to principal, based on the respective outstanding principal balances of those classes of Notes, until the outstanding principal balances of those classes of Notes have been paid in full. The “Noteholders’ Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate of the principal balances of the Class A-2, Class A-3 and Class A-4 Notes as of the Closing Date, and the denominator of which is the aggregate of such principal balances plus the principal amount of the Certificates as of the Closing Date. Prior to the occurrence of an

Event of Default and an acceleration of the Notes, principal payments will be allocated among the Notes so that no principal payments will be made on:

1.	the Class A-2 Notes until the Class A-1 Notes have been paid in full;

2.	the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full; and

3.	the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full.
      The actual Distribution Date on which the outstanding principal amount of any class of Notes is paid may be later or significantly earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in this Prospectus Supplement and under “Weighted Average Life of the Securities” in the accompanying Prospectus.
      If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Distribution Date, the Noteholders’ Principal Distributable Amount for that Distribution Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Distribution Date. See “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement.
Events of Default; Rights upon Event of Default
      Upon an Event of Default, the Noteholders will have the rights set forth in the Prospectus under “The Notes — The Indenture — Events of Default; Rights Upon Event of Default.” The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under “The Notes — The Indenture — Events of Default; Rights Upon Event of Default” has been satisfied.
Notices
      Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, default by the Servicer under the Sale and Servicing Agreement (a “Servicer Default”) or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Transfer and Servicing Agreements) obtaining actual knowledge thereof.
      If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that mailing.
Distributions on the Notes
      On or before the 10th calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day) (each, a “Determination Date”), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Total Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Distribution Date, the Servicer will also determine the following:

1.	Available Amounts;

2.	Noteholders’ Principal Distributable Amount;

3.	Certificateholders’ Principal Distributable Amount, if any;

4.	Yield Supplement Deposit, if any;

5.	based on the available funds and other amounts available for payment on the related Distribution Date as described below, the amount to be distributed to the Noteholders and Certificateholders; and

6.	all other distributions, deposits and withdrawals to be made on the related Distribution Date.
      The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders will be determined in the manner described below.
Calculation of Available Amounts
      The amount of funds available for distribution on a Distribution Date will generally equal the sum of Available Interest and Available Principal (collectively, “Available Amounts”).
      “Available Interest” for a Distribution Date will equal the sum of the following amounts received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

1.	that portion of all collections on or in respect of the Receivables allocable to interest;

2.	all proceeds of Liquidated Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, including amounts received in subsequent Collection Periods and any amounts required by law to be remitted to the Obligor (“Net Liquidation Proceeds”) to the extent allocable to interest due on a Liquidated Receivable;

3.	all Advances made by the Servicer;

4.	all payments by the Seller during that Collection Period for breaches of representations and warranties that materially and adversely affect any Receivable (“Warranty Purchase Payments”) to the extent attributable to interest;

5.	all payments by the Servicer during that Collection Period for breaches of certain of its obligations under the Sale and Servicing Agreement that materially and adversely affect any Receivable (“Administrative Purchase Payments”) to the extent attributable to interest;

6.	any Yield Supplement Deposit, plus reinvestment income on the Yield Supplement Account;

7.	the excess, if any, in the Yield Supplement Account over the Required Yield Supplement Amount; and

8.	the amount, if any, deposited into the Collection Account from the Reserve Account.
      “Available Principal” for a Distribution Date will equal the sum of the amounts described in clauses (1), (2), (4) and (5) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables allocable to principal during the related Collection Period.
      Available Interest and Available Principal on any Distribution Date will exclude the following amounts:

1.	amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

2.	Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable; and

3.	recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.
      A “Defaulted Receivable” will be (a) a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) with respect to a Receivable that is delinquent less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the related Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding.
      A “Liquidated Receivable” will be a Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer.
Payment of Distributable Amounts
      On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions in the following amounts and order of priority:

1.	to the Servicer, the amount of any payments in respect of Advances required to be reimbursed;

2.	to the Servicer, from Available Amounts, the Base Servicing Fee, including any unpaid Base Servicing Fees with respect to one or more prior Collection Periods;

3.	on a pro rata basis (based on the amounts distributable to each class) to the Noteholders, the Noteholders’ Interest Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clause (2) above);

4.	to the Class A-1 Notes, until the principal amount thereof is reduced to zero, an amount up to the Noteholders’ Principal Distributable Amount for such Distribution Date, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) and (3) above);

5.	after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero and then to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero, an amount up to the Noteholders’ Principal Distributable Amount for such Distribution Date from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (4) above);

6.	to the Reserve Account, an amount to cause the amount on deposit in that account to equal the Specified Reserve Account Balance, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (5) above), that amount being the “Excess Amount”;

7.	to the holders of Certificates (“Certificateholders”), or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described below in this section, to such Swap Counterparty, the Certificateholders’ Principal Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (6) above);

8.	any Available Amounts remaining after giving effect to the reduction in Available Amounts described in clauses (2) through (7) above, to the Seller.
      In addition, amounts payable, if any, by a Swap Counterparty pursuant to a Swap Agreement as described below will not be deposited into the Collection Account and will be paid by the Indenture Trustee directly to the Certificateholders on such Distribution Date.
      After the occurrence of an Event of Default and an acceleration of the Notes (unless and until such acceleration has been rescinded), Available Amounts (after the Base Servicing Fee has been paid) will be applied to pay interest and principal (a) first to the Class A-1 Notes, until the outstanding principal balance of and accrued interest on the Class A-1 Notes has been paid in full, and (b) then to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on a pro rata basis (i) with respect to interest, based on the respective aggregate amounts of interest due to those classes of Notes and (ii) with respect to principal, based on the respective outstanding principal balances of those classes of Notes, until the outstanding principal balances of those classes of Notes have been paid in full.

      If, after the occurrence of an Event of Default and an acceleration of the Notes, such acceleration has been rescinded, Available Amounts (after the Base Servicing Fee has been paid) will be applied (a) to pay interest to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes on a pro rata basis, based on the respective aggregate amounts of interest due to those classes of Notes, and then (b) to pay principal to the Class A-1 Notes until they are paid in full, then to the Class A-2 Notes until they are paid in full, then to the Class A-3 Notes until they are paid in full, and then to the Class A-4 Notes until they are paid in full.
      Notwithstanding the foregoing, if amounts actually allocated to pay the Base Servicing Fee and the Noteholders on any Distribution Date are less than the Base Servicing Fee and the Noteholders’ Distributable Amount, funds will be withdrawn from the Reserve Account so that an amount equal to the Base Servicing Fee and the Noteholders’ Distributable Amount may be paid to the Servicer and allocated to the Noteholders, respectively.
      In addition, the Trust, at its option, may enter into a currency Swap Agreement with a Swap Counterparty to swap amounts payable to Certificateholders from US dollars to Japanese yen; provided, that (a) at the time the Trust enters into the Swap Agreement, the rating agencies have confirmed the then-existing ratings of the Notes, and (b) any payments to the Swap Counterparty (including termination payments) are payable only from amounts that otherwise are payable to Certificateholders.
      For the purposes of this Prospectus Supplement, the following terms will have the following meanings:
      The “Certificateholders’ Principal Distributable Amount” will mean, with respect to any Distribution Date, an amount sufficient to reduce the outstanding principal amount of the Certificates to an amount equal to the product of the Certificateholders’ Percentage and the Pool Balance as of the end of the related Collection Period.
      The “Certificateholders’ Percentage” will mean (a) until the Distribution Date on which the principal amount of the Class A-1 Notes has been paid in full, zero, and (b) with respect to any Distribution Date on or after the principal amount of the Class A-1 Notes has been paid in full, 100% minus the Noteholders’ Percentage.
      The “Noteholders’ Distributable Amount” will mean, with respect to any Distribution Date, the sum of the Noteholders’ Interest Distributable Amount for the Notes plus the Noteholders’ Principal Distributable Amount for that Distribution Date for the Notes.
      The “Noteholders’ Interest Carryover Shortfall” will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for that class for the preceding Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for that class on that preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.
      The “Noteholders’ Interest Distributable Amount” will mean, with respect to any Distribution Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for all classes of Notes and the Noteholders’ Interest Carryover Shortfall for all classes of Notes with respect to that Distribution Date.
      The “Noteholders’ Monthly Interest Distributable Amount” will mean, with respect to any Distribution Date and a class of Notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that class).
      The “Noteholders’ Percentage” will mean, for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the principal balances of the Class A-2, Class A-3 and Class A-4 Notes as of the Closing Date, and the denominator of which is the aggregate of such principal balances plus the principal amount of the Certificates as of the Closing Date.

      The “Noteholders’ Principal Distributable Amount” will mean, (a) with respect to any Distribution Date until the principal amount of the Class A-1 Notes is reduced to zero, an amount equal to the excess, if any, of (i) the Pool Balance as of the end of the Collection Period preceding the related Collection Period, or as of the Cut-off Date, in the case of the first Collection Period, over (ii) the Pool Balance as of the end of the related Collection Period, together with any portion of the Noteholders’ Principal Distributable Amount that was to be distributed as such on any prior Distribution Date but was not because sufficient funds were not available to make such distribution; and (b) with respect to any Distribution Date on or after which the principal amount of the Class A-1 Notes is reduced to zero, an amount sufficient to reduce the aggregate outstanding principal amount of the Class A Notes to an amount equal to the product of the Noteholders’ Percentage and the Pool Balance as of the end of the related Collection Period; provided, however, that (a) the Noteholders’ Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (b) the Noteholders’ Principal Distributable Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (c) the Noteholders’ Principal Distributable Amount on the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (d) the Noteholders’ Principal Distributable Amount on the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.
Subordination; Reserve Account
Subordination
      The rights of the Noteholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Total Servicing Fee, any additional servicing compensation described under “Description of the Transfer and Servicing Agreements — Servicing Compensation” in this Prospectus Supplement and the reimbursement of outstanding Advances.
Reserve Account
      The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive, to the extent described in this Prospectus Supplement, current distributions on the Receivables and by the establishment and maintenance of a segregated trust account containing money and other property deposited therein pursuant to the Sale and Servicing Agreement (the “Reserve Account”). The Reserve Account will be a segregated account in the name of the Indenture Trustee and pledged to the Indenture Trustee for the benefit of the Noteholders. The Reserve Account will be created with a deposit made by the Seller on the Closing Date of an amount equal to $7,039,282.84, representing approximately 0.50% of the outstanding principal balance of the Receivables as of the Cut-Off Date (the “Reserve Account Initial Deposit”). The Reserve Account will thereafter be funded by the deposit therein of all Excess Amounts, if any, for each Distribution Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance. Notwithstanding the foregoing, on each Distribution Date, to the extent that amounts deposited in the Collection Account during the related Collection Period are insufficient to (a) fully reimburse the Servicer for Advances made by it that are required to be reimbursed to the Servicer under the Sale and Servicing Agreement or (b) pay to the Servicer the Base Servicing Fee owed to the Servicer under the Sale and Servicing Agreement, amounts then on deposit in the Reserve Account will be applied to reimburse or pay the Servicer in full before any amounts therein are applied for the payment on the Notes.
      Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Notes and may be invested in Eligible Investments. Income on such Eligible Investments (net of losses and expenses) will be paid to the Seller on each Distribution Date. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Distribution Date) is greater than the Specified Reserve Account Balance for that

Distribution Date, the Indenture Trustee will release such excess amount to pay either the Certificateholders’ Principal Distributable Amount, or to the Seller.
      The “Specified Reserve Account Balance” will initially be $7,039,282.84. In the event, however, that on any Distribution Date: (a) the annualized average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of net losses (i.e., the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from that or prior Collection Periods) to the Pool Balance as of the first day of each such Collection Period exceeds 2.75% or (b) the average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of the number of Receivables that are delinquent 60 days or more to the outstanding number of Receivables exceeds 2.00%, then the Specified Reserve Account Balance for such Distribution Date (and for each succeeding Distribution Date until the relevant averages have not exceeded the specified percentages in clauses (a) and (b) above for three successive Distribution Dates) shall be a dollar amount equal to the greater of (i) $7,039,282.84 and (ii) 5.00% of the outstanding principal balance of the Notes and Certificates as of the preceding Distribution Date (after giving effect to payments of principal made on such Distribution Date).
      The Servicer may, from time to time after the date of this Prospectus Supplement, request each rating agency to approve a formula for determining the Specified Reserve Account Balance that is different from those described above or change the manner by which the Reserve Account is funded. If each rating agency delivers a letter to the Owner Trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Specified Reserve Account Balance will be determined in accordance with the new formula. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder or Certificateholder, to reflect the new calculation.
      The Seller will not be required to refund any amounts properly distributed or paid to it, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders.
      The Reserve Account and the subordination of the Certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.
Description of the Transfer and Servicing Agreements
The Transfer and Servicing Agreements
      The description of the terms of the Indenture, the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement dated as of September 16, 2005 (the “Administration Agreement”) by and among the Trust, the Indenture Trustee, Owner Trustee and NMAC, as administrator (the “Administrator”), and the Trust Agreement (collectively, the “Transfer and Servicing Agreements”) in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Notes. Any description of the Transfer and Servicing Agreements in this Prospectus Supplement supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables
      Information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the accompanying Prospectus.
Accounts
      In addition to the accounts referred to under “Description of the Transfer and Servicing Agreements — Accounts” in the accompanying Prospectus, the Seller will also establish with and pledge to the Indenture Trustee the Reserve Account. The Reserve Account will not be property of the Trust. The Yield Supplement Account established in the name of the Indenture Trustee will be property of the Trust.
Collections
      The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the Business Day after receipt. However, so long as NMAC is the Servicer, and if each condition to making monthly deposits as required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the Business Day prior to the related Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the related Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. See “Description of the Transfer and Servicing Agreements — Collections” in the accompanying Prospectus.
      “Eligible Investments” will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then-current ratings of the Notes.
      Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance of such Receivable is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. See “Description of the Transfer and Servicing Agreements — Collections” in the accompanying Prospectus.
Advances
      On or before the Business Day prior to each Distribution Date, the Servicer will be obligated to make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period (an “Advance”). If the calculation results in a negative number, an amount equal to the negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. No advances of principal will be made with respect to the Receivables. See “Description of the Transfer and Servicing Agreements — Advances” in the accompanying Prospectus.
Servicing Compensation
      The base servicing fee for the calendar month immediately preceding any Distribution Date (a “Collection Period”) will be one-twelfth of 1.00% (the “Servicing Rate”) of the Pool Balance as of the last day of the preceding Collection Period or, in the case of the first Distribution Date, the aggregate principal balance of the Receivables on the Cut-off Date (the “Base Servicing Fee”). The Base Servicing Fee, together with any unpaid Base Servicing Fee for any previous Collection Period, will be paid on each Distribution Date solely to the extent of Available Amounts (and, if necessary, amounts available in the Reserve Account). The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account (the “Supplemental Servicing Fee”). See “Description of the Transfer and Servicing Agreements — Collections” in this Prospectus Supplement and “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus. The Servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively the “Total Servicing Fee”) for each Collection Period on the following Distribution Date related to that Collection Period. The Base Servicing Fee will be paid from Available Amounts (and, if necessary, amounts available in the Reserve Account) prior to the payment of the Noteholders’ Distributable Amount or Certificateholders’ Principal Distributable Amount.
Yield Supplement Account and Yield Supplement Agreement
      Payments of the Yield Supplement Deposit will be made from funds on deposit in a segregated trust account to be established by the Trust in the name of the Indenture Trustee and the Trust will pledge the trust account to secure the Notes under the Indenture for the benefit of the holders of the Notes (the “Yield Supplement Account”). The Yield Supplement Account will be part of the Trust property and will be funded on the Closing Date by the Seller who will make a capital contribution to the Trust by depositing $79,355,982.66 in cash into the Yield Supplement Account, which amount will equal the Required Yield Supplement Amount. Neither the Seller nor the Servicer will be required to make any other deposits into the Yield Supplement Account on or after the Closing Date.
      The “Yield Supplement Deposit” for each Distribution Date means an aggregate amount (if positive), calculated by the Servicer, by which (a) 30 days’ interest on the principal balance, as of the first day of the related Collection Period, of each Yield Supplemented Receivable (other than a Defaulted Receivable, after the Collection Period in which that Receivable became a Defaulted Receivable) at a rate equal to the Required Rate exceeds (b) 30 days’ interest on the principal balance, as of the first day of the related Collection Period, at that Yield Supplemented Receivable’s APR. “Yield Supplemented Receivables” are Receivables that have APRs which are less than the Required Rate. The “Required Rate” means, with respect to any Distribution Date, 5.56%.
      If the Yield Supplement Deposit for any Distribution Date exceeds the amount available for withdrawal from the Yield Supplement Account on that Distribution Date, the Seller will not have any further obligation under the Yield Supplement Agreement to deposit any further amounts into the Yield Supplement Account. The amount required to be on deposit in the Yield Supplement Account (the “Required Yield Supplement Amount”) will be equal to the lesser of the net present value of (a) the maximum aggregate Yield Supplement Deposits that will become due on future Distribution Dates, assuming (i) that payments on the Receivables are made on their scheduled due dates, based on a year consisting of twelve 30-day months, (ii) that no Receivable becomes a prepaid Receivable, and (iii) a discount rate of 1.00%, and (b) $79,355,982.66. To the extent that on any Distribution Date the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Amount on that Distribution Date, after giving effect to all distributions to be made on such Distribution Date, the excess will be deposited into the Collection Account for distribution in accordance with the Sale and Servicing Agreement. The amount on deposit in the

Yield Supplement Account may decline as a result of, among other things, prepayments or repayments in full of the Receivables.
      Simultaneously with the sale and assignment of the Receivables by NMAC to the Seller, the Seller will enter into the Yield Supplement Agreement with the Indenture Trustee, the Servicer, and the Trust.
Net Deposits
      As an administrative convenience and as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account for the foregoing deposits and payments as if all of the foregoing deposits and payments were made individually. See “Description of the Transfer and Servicing Agreements — Deposits” in the accompanying Prospectus.
Optional Purchase
      The outstanding Notes will be paid in full on any Distribution Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables on any Distribution Date when the Pool Balance shall have declined to 5% or less of the outstanding principal balance of the Receivables as of the Cut-off Date, as described in the accompanying Prospectus under “Description of the Transfer and Servicing Agreements — Termination.” The “Redemption Price” for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on those Notes on the date of the optional purchase.
Removal of Servicer
      The Indenture Trustee or Noteholders evidencing a majority of the voting interests of Notes may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon:

1.	any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the Owner Trustee or the Indenture Trustee, as applicable, for deposit in any account any required payment or to direct the Owner Trustee or the Indenture Trustee, as applicable, to make any required distributions from that account, and that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of the failure from the Owner Trustee or the Indenture Trustee, as applicable, (b) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, of written notice of the failure from the holders of Notes evidencing not less than 25% in principal amount of the outstanding Notes, acting together as the single class, or (c) discovery of that failure by any officer of the Servicer;

2.	any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in the Sale and Servicing Agreement, and that failure materially and adversely affects the rights of the Noteholders or the Certificateholders, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Seller, so long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (b) the Servicer (or the Seller, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, by the holders of Notes evidencing not less than 25% in principal amount of those outstanding Notes or holders of Certificates evidencing not less than 25% of the balance attributable to the Certificates, each acting together as a single class; and

3.	the occurrence of an insolvency event with respect to the Servicer.
      Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed under the Sale and Servicing Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing.
      Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to the rating agencies. Upon payment in full of the principal and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.
Seller Liability
      Under the Trust Agreement and the Indenture, the Seller will be liable to injured parties only to the extent specified therein.
Termination of the Sale and Servicing Agreement
      The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations thereunder), the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to the Sale and Servicing Agreement will terminate upon the earliest of (a) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables and (b) the election by the Servicer to purchase the corpus of the Trust as described in “Description of the Transfer and Servicing Agreements — Optional Purchase” in this Prospectus Supplement and the payment or distribution to Securityholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.
Duties of the Owner Trustee and the Indenture Trustee
      The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the authentication of the Certificates), the Notes or of any Receivables or related documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Trust Agreement.
      The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.
      The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Indenture.

      The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture unless that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holders of the Notes evidencing not less than 25% of the voting interests of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.
List of Noteholders
      Three or more Noteholders or one or more Noteholder evidencing not less than 25% of the aggregate principal amount of the Notes then outstanding may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or under the Notes. However, the Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if the Indenture Trustee agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.
The Owner Trustee and the Indenture Trustee
      Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. As a matter of Delaware law, the Trust will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Trust will be viewed as the issuer of the Certificates. Wells Fargo Bank, National Association, will be the Indenture Trustee under the Indenture. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Certificates in their own names or as pledgees.
      For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee, in each case acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.
      The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Administrator may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.
      The Trust Agreement will provide that the Servicer will pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and the Indenture Trustee will be entitled to indemnification by NMAC and the Seller for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be). The Trust Agreement and the Indenture will further provide that the Seller and the Servicer will indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction.
Certain Federal Income Tax Consequences
      In the opinion of Mayer, Brown, Rowe & Maw LLP, tax counsel to the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Noteholders will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes.
      For federal income tax purposes, the Trust will be disregarded as an entity separate from the Seller. As a result, the Trust’s assets will be treated as assets of the Seller, and all income, deductions and other tax items therefrom will be treated as tax items of the Seller.
      See the discussion under “Certain Federal Income Tax Consequences — Tax Treatment of Owner Trusts” and “Certain State Tax Consequences” in the accompanying Prospectus.
ERISA Considerations
      Subject to important considerations described below and under “ERISA Considerations” in the accompanying Prospectus, the notes are eligible for purchase by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”).
      Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the Trust believes that, at the time of their initial issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation (as defined in the accompanying prospectus). This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the Trust incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.
      By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note with the assets of a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code; or (ii) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code based on the exemptive relief available under one of the PTCEs identified under “ERISA Considerations” in the accompanying prospectus or another exemption, all of the conditions of which have been satisfied.

Underwriting
      Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the Seller has agreed to sell to each of the Underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:

	Principal Amount	Principal Amount	Principal Amount	Principal Amount
Underwriters	of Class A-1 Notes	of Class A-2 Notes	of Class A-3 Notes	of Class A-4 Notes

Deutsche Bank Securities Inc.	$	$	$	$
Morgan Stanley & Co. Incorporated	$	$	$	$
ABN AMRO Incorporated	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$
Greenwich Capital Markets, Inc.	$	$	$	$
J.P. Morgan Securities Inc.	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
The Williams Capital Group, L.P.	$	$	$	$

Total	$359,000,000	$304,000,000	$433,000,000	$241,464,000

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes if any of the Notes are purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover of this Prospectus Supplement, and to specified dealers at that price less the initial concession not in excess of           % of the principal amount of the Notes per Class A-1 Note,           % per Class A-2 Note,           % per Class A-3 Note, and           % per Class A-4 Note. The Underwriters may allow, and those dealers may reallow, a concession not in excess of           % per Class A-1 Note,           % per Class A-2 Note,           % per Class A-3 Note, and           % per Class A-4 Note to some other dealers. After the initial public offering of the Notes, the public offering price and those concessions may be changed.
      The Seller and NMAC have agreed to jointly and severally indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the Securities and Exchange Commission, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan and its affiliates.
      The Notes are new issues of securities with no established trading markets. The Seller has been advised by the Underwriters that they intend to make a market in the Notes of each class, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.
      The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.
      NMAC or its affiliates may apply all or any portion of the net proceeds of the sale of the Receivables to the Seller to the repayment of debt, including “warehouse” debt secured by Receivables and/or to repurchase Receivables sold into a receivables purchase facility. One or more of the Underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” debt or as repurchase proceeds.
      The Underwriters have advised the Seller that in connection with the offering of the Notes, the Underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the Securities and Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the Notes. Neither the Seller nor the Underwriters represent that the Underwriters will engage in any such transactions. If the Underwriters engage in such transactions, they may discontinue them at any time. Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, generally requires trades in the secondary market to settle in three business days, unless the parties to such trade expressly agree otherwise. Because delivery of Notes to purchasers hereunder will settle more than three business days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof should consult their own advisors.
      The Underwriters may act through one or more of their affiliates when selling the Notes outside the United States. However, each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Seller.
Legal Opinions
      Certain legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Trust, the Seller and the Servicer by Mayer, Brown, Rowe & Maw LLP and Richards, Layton and Finger. In addition, certain matters relating to the issuance of the Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

Index of Terms

Page

ABS	S-24
ABS Table	S-24
Administrative Purchase Payments	S-31
Administration Agreement	S-35
Administrator	S-35
Advance	S-36
APR	S-17
Available Amounts	S-31
Available Interest	S-31
Available Principal	S-31
Base Servicing Fee	S-37
Benefit Plan	S-41
Business Day	S-28
Certificateholders	S-32
Certificateholders’ Percentage	S-33
Certificateholders’ Principal Distributable Amount	S-33
Certificates	S-16
Clearstream Banking Luxembourg	A-1
Closing Date	S-17
Code	S-41
Collection Period	S-37
Cut-off Date	S-17
Dealer Recourse	S-16
Dealers	S-17
Defaulted Receivable	S-31
Determination Date	S-30
Distribution Date	S-28
DTC	S-28
A-1
DTC Participants	A-1
Eligible Investments	S-36
ERISA	S-41
Event of Default	S-21
Euroclear	A-1
Excess Amount	S-32
Final Scheduled Distribution Date	S-21
Financed Vehicles	S-17
FSMA	S-43
Global Securities	A-1
Indenture	S-17
Indenture Trustee	S-17
Interest Period	S-29
Interest Rate	S-28
Liquidated Receivable	S-32
Net Liquidation Proceeds	S-31
Nissan	S-27
NMAC	S-16
Non-U.S. Person	A-3
Note Factor	S-27
Noteholders	S-29
Noteholders’ Distributable Amount	S-33
Noteholders’ Interest Carryover Shortfall	S-33
Noteholders’ Interest Distributable Amount	S-33
Noteholders’ Monthly Interest Distributable Amount	S-33
Noteholders’ Percentage	S-33
Noteholders’ Principal Distributable Amount	S-34
Notes	S-29
Obligors	S-17
Owner Trustee	S-16
plan assets	S-41
Pool Balance	S-27
Pool Factor	S-27
Purchase Agreement	S-27
Receivables	S-17
Redemption Price	S-38
Required Rate	S-37
Required Yield Supplement Amount	S-37
Reserve Account	S-34
Reserve Account Initial Deposit	S-34
Sale and Servicing Agreement	S-16
Seller	S-16
Servicer	S-16
Servicer Default	S-30
Servicing Rate	S-37
Specified Reserve Account Balance	S-35
Supplemental Servicing Fee	S-37
Total Servicing Fee	S-37
Transfer and Servicing Agreements	S-35
Trust	S-16
Trust Agreement	S-16
Underwriters	S-42
Underwriting Agreement	S-42
Warranty Purchase Payments	S-31
Yield Supplement Account	S-37
Yield Supplement Deposit	S-37
Yield Supplemented Receivables	S-37

ANNEX A
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES
      Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through The Depository Trust Company (“DTC”), Clearstream Banking société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Systems (“Euroclear”). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
      Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).
      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.
      Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and the participating members of DTC (“DTC Participants”).
      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.
      Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
      Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

      Trading between Clearstream Banking Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
      Trading between DTC Seller and Clearstream Banking Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
      Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
      As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.
      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
      Trading between Clearstream Banking Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
      Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
      (1) borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;
      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or
      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.
Material U.S. Federal Income Tax Documentation Requirements
      A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
      Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.
      Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
      Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.
      The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying Prospectus).
      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.
      You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the Notes in any jurisdiction where it is not permitted.

PROSPECTUS
Nissan Auto Receivables Trusts
Asset Backed Notes
Asset Backed Certificates
Nissan Auto Receivables Corporation II,
Seller
Nissan Motor Acceptance Corporation,
Servicer
The Trusts:
1.     A new trust will be formed to issue each series of securities.
2.     Each trust will consist of:

•	a pool of retail installment sale contracts secured by new, near-new and used automobiles and light-duty trucks; and

•	other assets specified in the applicable prospectus supplement.
The Securities:
1.     will be asset-backed securities sold periodically in one or more series;
2.     will be paid only from the assets of the related trust;
3.     will be issued as part of a designated series that may include one or more classes; and
4.     will consist of:

•	notes (which will be treated as indebtedness of the related trust); and

•	certificates (which will represent an undivided ownership interest in the related trust).
       You should review carefully the factors set forth under “Risk Factors” beginning on page 7 of this prospectus.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus or the applicable prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
       The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.
      This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
The date of this prospectus is September 7, 2005.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
      We provide information to you about the securities in two separate documents that progressively provide varying levels of detail: this prospectus, which provides general information, some of which may not apply to a particular series of securities including your series, and the accompanying prospectus supplement, which will describe the specific terms of the offered securities.
      We have started with several introductory sections describing the trust and the securities in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms — gives a brief introduction to the securities to be offered; and

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities.
      You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page 75 in this prospectus.
      Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.
      The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The securities are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the securities.

SUMMARY OF TERMS
      The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities. You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

Issuer	The trust to be formed for each series of securities. Each trust will issue notes and certificates and will be formed by a trust agreement between the seller and the trustee of the trust.

Seller	Nissan Auto Receivables Corporation II.

Servicer	Nissan Motor Acceptance Corporation.

Securities Offered	Notes — A series of securities may include one or more classes of notes. Notes of a series will be issued pursuant to an indenture. Some of the notes issued by each trust may not be offered to the public. The applicable prospectus supplement will specify the class or class of notes that are being offered by it.

Certificates — Each series of securities will include one or more classes of certificates. Some of the certificates in a trust may not be offered to the public. The applicable prospectus supplement will specify the class or classes of certificates that are being offered by it.

Priority — The applicable prospectus supplement will describe the following:

1. the priority of payments (a) between the notes and certificates and (b) among different classes of notes; and

2. the priority of payments among different classes of certificates.

Terms — The terms of each class of notes and certificates in a series described in the applicable prospectus supplement will include the following:

1. the stated principal amount of each class of notes and the stated certificate balance of each class of certificates; and

2. the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in one or more aspects, including:

1. timing and priority of payments;

2. seniority;

3. allocations of losses;

4. interest rate or formula;

5. amount of interest or principal payments;

6. whether interest or principal will be payable to holders of the class if specified events occur; and

7. the right to receive collections from designated portions of the receivables owned by the trust.

The Receivables	Purchasers of automobiles and light-duty trucks from Nissan and Infiniti dealers often finance their purchases by entering into retail installment sale contracts with Nissan and Infiniti dealers who then resell the contracts to Nissan Motor Acceptance Corporation, including its Infiniti Financial Services division. These contracts are referred to as “receivables,” and the underlying vehicles are referred to as the “financed vehicles.” The purchasers of the financed vehicles are referred to as the “obligors.” The terms of the contracts must meet requirements specified by Nissan Motor Acceptance Corporation.

On or before the date the securities of a series are issued, Nissan Motor Acceptance Corporation will sell a specified amount of receivables to the seller. The seller will then sell those receivables to the trust. The sale by the seller to the trust will be documented under a sale and servicing agreement among the seller, the servicer and the trust.

The receivables to be sold by Nissan Motor Acceptance Corporation to the seller and resold to the trust will be selected based on criteria specified in the sale and servicing agreement. These criteria will be described in the applicable prospectus supplement.

The Trust Property	The property of each trust:

1. will be described in the prospectus supplement;

2. will be primarily a pool of receivables secured by new, near-new and used financed vehicles and amounts due or collected under the receivables on or after a specified cut-off date; and

3. will include related assets such as:

• security interests in the financed vehicles;

• proceeds from claims on related insurance policies;

• the rights of the seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;

• the rights of the seller in the agreements identified in the prospectus supplement; and

• amounts deposited in specified bank accounts.

Credit and Cash Flow Enhancement	The trusts may include features designed to provide protection to one or more classes of securities. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

1. subordination of one or more other classes of securities;

2. one or more reserve accounts;

3. over-collateralization;

4. letters of credit or other credit facilities;

5. surety bonds;

6. guaranteed investment contracts;

7. repurchase obligations;

8. cash deposits; or

9. other agreements or arrangements providing for other third party payments or other support.

In addition, the trusts may include features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

1. yield supplement agreements;

2. hedge transactions;

3. liquidity facilities;

4. cash deposits; or

5. other agreements or arrangements providing for other third party payments or other support.

The specific terms of any enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement.

Servicing Fee	Nissan Motor Acceptance Corporation will service the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. The trust will pay the servicer a monthly fee equal to a percentage of the total principal balance of the receivables at the beginning of the preceding month specified in the applicable prospectus supplement. The servicer will also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month (unless otherwise described in the applicable prospectus supplement).

Advances	The servicer will be obligated to advance to the trust interest on the receivables that is due but unpaid by the obligor. The servicer will not be required to make any advance (other than the advance of an interest shortfall arising from a prepaid receivable) if it determines that it will not be able to recover an advance from an obligor. The trust will reimburse the servicer for those advances from subsequent collections on the related receivables. In addition, if a receivable is a “defaulted receivable” or the servicer determines that any recovery from payments made on or with respect to such receivable is unlikely, the servicer will be reimbursed for all outstanding advances from general collections on the receivables.

You should refer to “Description of the Transfer and Servicing Agreements — Advances” in this prospectus for more detailed information on advances and reimbursement of advances.

Trustee	The trustee for each series of securities will be named in the prospectus supplement for that series.

Indenture Trustee	The trustee for the indenture pursuant to which the notes will be issued will be named in the prospectus supplement for that series.

Optional Purchase	The servicer may redeem any outstanding securities when the outstanding aggregate principal balance of the receivables declines to or below a specified percentage, set forth in the relevant prospectus supplement, of the original total principal balance of the receivables as of the cut-off date.

You should refer to “Description of The Transfer and Servicing Agreements — Termination” in this prospectus for more detailed information on the optional purchase of securities.

Tax Status	Special tax counsel to the trust will be required to deliver an opinion for federal income tax purposes:

1. as to the characterization as debt of the notes issued by the trust; and

2. that the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

You should note that:

1. by purchasing a note, you will be agreeing to treat the note as indebtedness for tax purposes; and

2. by purchasing a certificate, you will be agreeing to treat the trust (i) as a partnership in which you are a partner or (ii) if you are the sole beneficial owner of the certificates, as a “disregarded entity,” for federal income tax purposes and California income and franchise tax purposes.

Applicable taxing authorities could impose alternative tax characterizations of the trust and the certificates. However, these characterizations generally will not result in material adverse tax consequences to securityholders.

You should refer to “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal and state tax laws.

ERISA Considerations	Notes — Notes will generally be eligible for purchase by employee benefit plans.

Certificates — Certificates generally will not be eligible for purchase by or on behalf of employee benefit plans or individual retirement accounts.

You should refer to “ERISA Considerations” in this prospectus and the applicable prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securities.

      The principal executive offices of Nissan Auto Receivables Corporation II are located at 990 W. 190th Street, Torrance, California 90502 and its telephone number is (310) 719-8583.

RISK FACTORS
      You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the applicable prospectus supplement in deciding whether to purchase securities of any class.

You must rely for repayment only upon payments from the trust’s assets which may not be sufficient to make full payments on your securities.	The securities represent interests solely in the trust or indebtedness of the trust and will not be insured or guaranteed by Nissan Motor Acceptance Corporation (the servicer), the seller, or any of their respective affiliates, or the related trustee or any other person or entity other than the trust. The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit enhancement for the trust, including amounts on deposit in the reserve account or subordination spread account established for that trust. However, although funds in the reserve account or subordination spread account will be available to cover shortfalls in distributions of interest on and principal of your securities, funds to be deposited in this account are limited. If the funds in this account are exhausted, your securities will be paid solely from current distributions on the receivables. See “Subordination; Reserve Account” or “Subordination; Subordination Spread Account” in the applicable prospectus supplement. In limited circumstances, the trust will also have access to the funds in the yield supplement account or have the benefit of over-collateralization to provide limited protection against low-interest receivables. See “Description of the Transfer and Servicing Agreements — Yield Supplement Account; Yield Supplement Agreement” in this prospectus.

The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes if the sale meets requirements set forth in the indenture. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. In that circumstance, the principal amount of the notes and the balance of the certificates will not be paid in full.

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust.	You may receive payment of principal on your securities earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the life of the securities to an extent that cannot be fully predicted.

The seller will be required to repurchase receivables from the trust if there is a breach of the representations and warranties relating to those receivables that materially adversely affects those receivables. Nissan Motor Acceptance Corporation, as the servicer, also will be required to purchase receivables from the trust if it breaches its servicing obligations with respect to those receivables. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receiv-

ables is at or below a specified percentage, set forth in the relevant prospectus supplement, of the initial aggregate principal balance of the receivables on the related cut-off date.

Further, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

The final payment of each class of securities is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of securities in full on its scheduled final payment date, an event of default will occur and final payment of that class of securities may occur later than that date.

Interests of other persons in the receivables and financed vehicles could be superior to the trust’s interest, which may result in reduced payments on your securities.	Another person could acquire an interest in a receivable that is superior to the trust’s interest in that receivable because the receivables will not be segregated or marked as belonging to the trust. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the trust’s interest in the receivables. However, except to the extent the contracts are in electronic form, the servicer will continue to hold the physical contracts, if any, evidencing the receivables. If another party purchases (or takes a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession of those receivables without actual knowledge of the trust’s interest because of the failure to segregate or mark those receivables, the new purchaser (or secured party) will acquire an interest in those receivables superior to the interest of the trust.

As described below in “The Receivables”, Nissan Motor Acceptance Corporation has contracted with a third party to originate and maintain certain of the contracts in electronic form through the third party’s technology system. The system is intended to perfect Nissan Motor Acceptance Corporation’s security interest in the receivables evidenced by the electronic contracts through control and to transfer Nissan Motor Acceptance Corporation’s security interest therein to the trust. However, another person could acquire an interest in a receivable that is superior to the trust’s interest in that receivable if that receivable is evidenced by an electronic contract, the trust loses control over the authoritative copy of the electronic contract and another party purchases that receivable evidenced by such electronic contract without knowledge of the trust’s security interest. The trust could lose control over the contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions, a person other than the trust were able to modify or duplicate the authoritative copy of the contract.

There can be no assurances that the third party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that the servicer maintains control over the electronic contract. In such event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

Nissan Motor Acceptance Corporation will represent that the trust has a perfected security interest in the receivables evidenced by electronic contracts by means of control.

However, the law governing perfecting security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by the third party to maintain control of the electronic contracts may not be sufficient as a matter of law to give the trust a perfected security interest in the receivables evidenced by electronic contracts.

As a result of the foregoing, the trust may not have a perfected security interest in certain receivables. The fact that the trust may not have a perfected security interest in the receivables may affect the trust’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your securities and you may incur losses on your investment in the securities.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust’s interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title. While Nissan Motor Acceptance Corporation, as originator, will assign its security interest in the financed vehicles to the seller, and the seller will assign to the trust its security interests in the financed vehicles, the servicer will continue to hold the certificates of title or ownership for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. Because the trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error. As a result of any of these events, the trust may not have a perfected security interest in the financed vehicles in every state. The possibility that the trust may not have a perfected security interest in the financed vehicles may affect the trust’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. See “Material Legal Aspects of the Receivables — Security Interests” in this prospectus.

Receivables that fail to comply with consumer protection or other laws may be unenforceable, which may result in losses on your investment.	Many federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. Further, from time to time, as a result of the nature of the industry in which Nissan Motor Acceptance Corporation operates, it is named as a party to litigation, including class action lawsuits involving alleged violations of federal and state laws and regulations.

Nissan Motor Acceptance Corporation believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including Nissan Motor Acceptance Corporation. The amount of liability on pending claims and actions as of the date of this prospectus is not determinable; however, in the opinion of management of Nissan Motor Acceptance Corporation, the ultimate liability resulting from such litigation should not have a material adverse effect on Nissan Motor Acceptance Corporation’s consolidated financial position or results of operations. However, there can be no assurance in this regard.

Each of the seller and Nissan Motor Acceptance Corporation will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the related contracts. If there is a breach of any of these representations or warranties that materially and adversely affects the interests of the securityholders in the related receivable, the trust’s sole remedy will be to require the seller and Nissan Motor Acceptance Corporation to repurchase the affected receivable. See “Material Legal Aspects of the Receivables — Consumer Protection Laws” in this prospectus.

Bankruptcy of Nissan Motor Acceptance Corporation or the seller could result in losses or delays in payments on your securities.	If Nissan Motor Acceptance Corporation or the seller becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. Nissan Motor Acceptance Corporation will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Nissan Motor Acceptance Corporation or the seller becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Nissan Motor Acceptance Corporation or the seller still owns the receivables by concluding that the sale to the seller or the trust was not a “true sale” or, in the case of a bankruptcy of Nissan Motor Acceptance Corporation, that the seller should be consolidated with Nissan Motor Acceptance Corporation for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the securities as a result of, among other things:

1. the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

2. tax or government liens on Nissan Motor Acceptance Corporation’s or the seller’s property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

3. the trust not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by Nissan Motor Acceptance Corporation at the time Nissan Motor Acceptance Corporation becomes the subject of a bankruptcy proceeding. The seller will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the seller with Nissan Motor Acceptance Corporation for bankruptcy purposes or conclude that the sale of receivables to the seller or the trust was not a “true sale.” See “Material Legal Aspects of the Receivables — Material Bankruptcy Considerations” in this prospectus.

Proceeds of the sale of receivables may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default or breach until maturity.	If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the trust only in limited circumstances. However, there is no assurance that the market value of those receivables will at any time be equal to or greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account or subordination spread account, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for your notes. See “The Notes — The Indenture — Events of Default; Rights Upon Event of Default” in this prospectus.

If the trust enters into a currency or an interest rate swap, payments on the securities will be dependent on payments made under the swap agreement.	If the trust enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap counterparty, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

If the trust issues securities with adjustable interest rates, interest will be due on the securities at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the trust may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a fixed rate) to the same notional amount. For example, if the trust issues $100 million of securities bearing interest at a floating rate based on the London Interbank Offered Rate, it might enter into a swap agreement under which the trust would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating rate based on the London Interbank Offered Rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the trust issues securities denominated in a currency other than U.S. dollars, the trust will need to make payments on the securities in a currency other than U.S. dollars, as described in the related prospectus supplement. Payments collected on the receivables, however, will be made in U.S. dollars. In this circumstance, the trust may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the trust issues securities denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the trust would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the securities.

The terms of any swap will be described in more detail in the applicable prospectus supplement.

If the trust enters into an interest rate cap agreement, payments on the securities will be dependent on payments made under the interest rate cap agreement.	If the trust enters into an interest rate cap agreement, the amounts available to the trust to pay interest and principal of all classes of the notes will depend in part on the operation of the interest rate cap agreement and the performance by the cap provider of its obligations under the interest rate cap agreement. If the trust does not receive the payments it expects from the cap provider, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

If the trust issues securities with adjustable interest rates, interest will be due on the securities at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the trust may enter into an interest rate cap agreement with a cap provider to reduce its exposure to changes in interest rates. An interest rate cap agreement may require that if the specified interest rate related to any payment date exceeds the cap rate specified in the applicable prospectus supplement, the cap provider pays to the trust an amount equal to the product of:

• the specified interest rate for the related payment date minus the cap rate;

• the notional amount of the cap, which will be equal to the total outstanding principal amount of the relevant securities on the first day of the accrual period related to such payment date; and

• a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the applicable prospectus supplement.

During those periods in which the specified interest rate is substantially greater than the cap rate, the trust will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

The terms of any interest rate cap will be described in more detail in the applicable prospectus supplement.

Termination of a swap agreement or an interest rate cap agreement may cause termination of the trust.	A swap agreement or interest rate cap agreement may be terminated if certain events occur. Most of these events are generally beyond the control of the trust, the swap counterparty or cap provider, as applicable. If the swap agreement or interest rate cap agreement is terminated, unless a replacement swap or interest rate cap, as applicable, can be arranged, the trustee generally will sell the assets of the trust and the trust will terminate. In this type of situation, it is impossible to predict how long it would take to sell the assets of the trust or what amount of proceeds would be received. Some of the possible adverse consequences of such a sale are:

• The proceeds from the sale of assets under such circumstances may not be sufficient to pay all amounts owed to you.

• Amounts available to pay you will be further reduced if the trust is required to make a termination payment to the swap counterparty pursuant to the swap agreement.

• The termination of the swap agreement or interest rate cap agreement may expose the trust to currency or interest rate risk, further reducing amounts available to pay you.

• The sale may result in payments to you significantly earlier than expected, reducing the weighted average life of the securities and the yield to maturity.

• Conversely, a significant delay in arranging a sale could result in a delay in principal payments. This would, in turn, increase the weighted average life of the securities and could reduce the yield to maturity.

See “The Hedge Agreement — Early Termination of Hedge Agreement” for more information concerning the termination of a swap agreement and an interest rate cap agreement and the sale of trust assets.” Additional information about this subject, including a description of the circumstances that may cause a termination of the swap agreement or interest rate cap agreement and the trust and how the proceeds of a sale would be distributed, will be included in the applicable prospectus supplement.

Ratings of the securities are limited and may be reduced or withdrawn.	At the initial issuance of the securities of a trust, the offered securities will receive the ratings specified in the related prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security’s rating would adversely affect its value.

The rating of a swap counterparty or cap provider may affect the ratings of the securities.	If a trust enters into a swap or interest rate cap agreement, the rating agencies that rate the trust’s securities will consider the provisions of the swap agreement or interest rate cap agreement, as applicable, and the rating of the swap counterparty or the cap provider, as applicable, in rating the securities. If a rating agency downgrades the debt rating of the swap counterparty or the cap provider, it is also likely to downgrade the rating of the securities. Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty or cap provider may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

• assign the swap agreement or interest rate cap agreement, as applicable, to another party;

• obtain a replacement swap agreement or interest rate cap agreement, as applicable, on substantially the same terms as the swap agreement or interest rate cap agreement, as applicable; or

• establish any other arrangement satisfactory to the rating agencies.

Any swap or interest rate cap involves a high degree of risk. A trust will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap or interest rate cap is involved.

FORMATION OF THE TRUSTS
      Nissan Auto Receivables Corporation II (the “Seller” or “NARC II”) will establish each trust (each, a “Trust”) pursuant to a Trust Agreement (a “Trust Agreement”).
      The terms of each series of notes (the “Notes”) and certificates (the “Certificates” and, together with the Notes, the “Securities”) issued by each Trust (the “Issuer”), and additional information concerning the assets of each Issuer and any applicable credit enhancement will be set forth in a supplement to this Prospectus (a “Prospectus Supplement”).
PROPERTY OF THE TRUSTS
      The property of each Trust will consist of a pool (a “Receivables Pool”) of retail installment sale contracts (the “Receivables”) originated on or after the date specified in the applicable Prospectus Supplement, between Nissan and Infiniti dealers (the “Dealers”) and retail purchasers (the “Obligors”). The Receivables evidence the indirect financing made available by Nissan Motor Acceptance Corporation (“NMAC”) to the Obligors. The Receivables are secured by new, near-new and used automobiles and light-duty trucks purchased from Dealers (the “Financed Vehicles”) and all principal and interest payments made on or after the applicable cut-off date (each, a “Cut-off Date”) and other property, all as specified in the applicable Prospectus Supplement. “Near-new” automobiles and light-duty trucks are pre-owned vehicles that are not greater than three model-years old as of the contract origination year. “New” vehicles may include “demonstration” vehicles, which are not titled in some states and may be classified as new vehicles in those states.
      The Receivables were originated by Dealers in accordance with NMAC’s requirements under agreements with Dealers governing the assignment of the Receivables to NMAC, including its Infiniti Financial Services division (the “Dealer Agreements”). NMAC will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements.
      NMAC will be appointed to act as the servicer of the Receivables (in that capacity, the “Servicer”). On or before the date of the initial issuance of any series of Securities (each, a “Closing Date”), NMAC will sell the Receivables comprising the related Receivables Pool to the Seller, and the Seller will sell those Receivables to the Trust, pursuant to the related Sale and Servicing Agreement among the Seller, the Servicer and the Trust (the “Sale and Servicing Agreement”).
      In addition to the Receivables, the property of each Trust will also include the following:

1.	amounts that may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement;

2.	security interests in the Financed Vehicles and any related property;

3.	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

4.	NMAC’s right to receive payments from Dealers pursuant to repurchase by the Dealers of Receivables which do not meet specified representations made by the Dealers (“Dealer Recourse”);

5.	the Seller’s rights under, as applicable, the Sale and Servicing Agreement, the Purchase Agreement, the Yield Supplement Agreement (defined below), if any, any currency or interest rate swap agreement and any interest rate cap agreement;

6.	the Seller’s right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable;

7.	the Seller’s right in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the related Cut-off Date; and

8.	all proceeds of the foregoing.

      Various forms of credit enhancement may be used to benefit holders of the related Securities, including a Reserve Account (defined below). In limited circumstances, a Trust will also have access to the funds in the Yield Supplement Account (defined below) or have the benefit of over-collateralization to provide limited protection against low-interest receivables. The property of each Trust will not include amounts on deposit from time to time in any Reserve Account. The applicable Prospectus Supplement will specify whether the property of the Trust will include amounts on deposit from time to time in any Yield Supplement Account.
THE RECEIVABLES
      NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards. The Receivables to be held by each Trust will be selected from those automobile and/or light-duty truck retail installment sales contracts in NMAC’s portfolio that meet several criteria. The Seller will not use selection procedures adverse to Securityholders when selecting the Receivables from qualifying retail installment sale contracts. These criteria provide that each Receivable:

1.	was originated in the United States;

2.	provides for level monthly payments which provide interest at the annual percentage rate (“APR”) and fully amortize the amount financed over an original term to maturity no greater than the specified number of months set forth in the applicable Prospectus Supplement;

3.	is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle; and

4.	satisfies the other criteria, if any, set forth in the applicable Prospectus Supplement.
      All of the Receivables are simple interest contracts. In general, under a simple interest contract, as payments are received they are applied first to pay accrued interest; second, to pay principal until the principal balance is brought current; and third, to reduce any unpaid late charges or associated fees as provided in the Receivable. Any remaining amounts are then applied to reduce the remaining principal balance of the Receivable.
      Because interest accrues daily throughout each payment period, if an Obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that payment period will be less than it would be if the payment were made on the due date. Similarly, the portion of that monthly payment allocable to principal will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for that payment period will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to principal will be correspondingly smaller. Accordingly, the timing and amount of prior payments will determine the amount of the scheduled final monthly payment.
Underwriting of Motor Vehicle Loans
      NMAC purchases automobile and light-duty truck retail installment sales contracts from approximately 1,235 Dealers located throughout the United States. These contracts are underwritten using NMAC’s standard underwriting procedures. The Receivables are originated by Dealers in accordance with NMAC’s requirements under existing Dealer Agreements and will be purchased in accordance with NMAC’s underwriting procedures which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.
      Certain of the retail installment sale contracts may be originated electronically. NMAC has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third party’s technology system is comprised of proprietary and third party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a Dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to NMAC.
      The Seller requires that applications received from Dealers be signed by the applicant and contain, among other information, the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, NMAC obtains a credit report from an independent credit bureau reporting agency.
      NMAC’s credit decision is influenced by, among other things, the applicant’s credit score as obtained from a statistically derived empirical credit scoring process. The credit scoring process considers credit bureau, application and contract information. The credit scoring process also takes into account debt ratios, such as car payment to income and total debt payments to total income, residential status, monthly mortgage or rent payment, bank accounts and other personal information. NMAC makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested.
      NMAC uses risk-based pricing that includes a tiered system of interest rates and loan-to-value ratios representing the varying degrees of risk assigned to different ranges of credit risk. If NMAC considers an Obligor to be relatively less credit worthy (and, as a result, a greater risk), NMAC will assign the Obligor a higher interest rate and a lower permissible loan-to-value ratio.
      NMAC’s retail contract requires that Obligors maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires Obligors to provide evidence of insurance at the time of purchase, but performs no subsequent verification of continued coverage. NMAC will not be obligated to make payments to a Trust for any loss when third party insurance has not been maintained.
Servicing of the Receivables
      NMAC considers a receivable to be past due when the Obligor fails to make a payment by the due date and delinquent when 20% or more of a scheduled payment is 15 days past due. If a payment is delinquent, NMAC may soon thereafter attempt to initiate telephone contacts and may mail notices requesting payment. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted. See “Material Legal Aspects of the Receivables — Deficiency Judgments and Excess Proceeds.” NMAC attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.
USE OF PROCEEDS
      Each Trust will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Seller. The Seller will use the net proceeds it receives from any Trust to purchase Receivables from NMAC.
THE TRUSTEE
      The trustee for each Trust (the “Trustee”) or the trustee under any Indenture pursuant to which Notes are issued (the “Indenture Trustee”) will be specified in the applicable Prospectus Supplement. The Trustee’s or the Indenture Trustee’s liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that Trustee or Indenture Trustee set forth in the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of a Trust may also remove a Trustee or Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement, Sale and Servicing

Agreement or Indenture, as applicable. In those circumstances, the Servicer will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.
THE SELLER
      NARC II is a wholly-owned subsidiary of NMAC and was incorporated in the State of Delaware on November 9, 2000. The Seller was organized for limited purposes, which include purchasing receivables from NMAC and transferring those receivables to third parties. The Seller’s certificate of incorporation limits the activities of the Seller to the foregoing purposes. The Seller has no substantial assets other than those related to those activities. The principal executive offices of NARC II are located at 990 W. 190th Street, Torrance, California 90502 and its telephone number is (310) 719-8583.
THE SERVICER
      NMAC was incorporated in the State of California in November of 1981 and began operations in February of 1982. NMAC is a wholly-owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan vehicles in the continental United States. NNA is a direct wholly-owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation (“Nissan”), which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.
      NMAC provides indirect automotive consumer loan and lease financing and direct dealer financing through and to approximately 1,073 Nissan and 171 Infiniti Dealers in the United States. NMAC’s underwriting, servicing and collection activities are conducted principally at a processing center in Dallas, Texas. The principal executive offices of NMAC are located at 990 W. 190th Street, Torrance, California 90502 and its telephone number is (310) 719-8000.
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES
      The Trust — The Trustee will provide to securityholders (“Securityholders”) (which shall be Cede & Co. (“Cede”) as the nominee of DTC unless definitive Securities are issued under the limited circumstances described in this Prospectus) unaudited monthly and annual reports concerning the Receivables and other specified matters. See “Description of the Transfer and Servicing Agreements — Statements to Securityholders” and “— Evidence of Compliance” in this Prospectus. Copies of these reports may be obtained at no charge at the offices specified in the applicable Prospectus Supplement.
      The Seller — NARC II, as Seller of the Receivables, has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) of which this Prospectus forms a part. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s reference room by calling the SEC at (800) SEC-0330. You may obtain copies of those materials at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
      Copies of the operative agreements relating to the Securities also will be filed with the SEC.
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES
      Information concerning NMAC’s experience pertaining to delinquencies, repossessions and net losses on its portfolio of new, near-new and used retail automobile and light-duty truck receivables (including receivables previously sold that NMAC continues to service) will be set forth in each Prospectus Supplement.

There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any Prospectus Supplement.
WEIGHTED AVERAGE LIFE OF THE SECURITIES
      The weighted average life of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies. The rate of principal payment of the Securities may also be affected by (1) repurchase by the Servicer or the Seller for Receivables as to which an uncured breach of specified representations and warranties or specified servicing covenants has occurred and (2) exercise by the Servicer or the Seller of its right to purchase all of the assets of the Trust at its option under the circumstances described in this Prospectus, thereby triggering a redemption of the Securities. The term “weighted average life” means the average amount of time during which each dollar of principal of a Receivable is outstanding. All of the Receivables will be prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including that an Obligor generally may not sell or transfer the Financed Vehicle securing the related Receivable without the consent of the Servicer.
      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Distribution Date (defined below), since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period (defined below). No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the Securityholders of a given series. See “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust” in this Prospectus.
      The applicable Prospectus Supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.
POOL FACTORS AND TRADING INFORMATION
      The “Note Factor” for each class of Notes will be a seven-digit decimal that the Servicer will compute prior to each payment with respect to that class of Notes. The Note Factor represents the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of Notes. The “Certificate Factor” for each class of Certificates will be a seven-digit decimal that the Servicer will compute prior to each payment with respect to that class of Certificates indicating the remaining Certificate Balance of that class of Certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Original Certificate Balance of that class of Certificates. The “Certificate Balance” for any class of Certificates as of any Distribution Date will equal the Original Certificate Balance of that class, as reduced by all amounts distributed on or prior to that Distribution Date on that class of Certificates and allocable to principal. The “Original Certificate Balance” for each class of Certificates will be stated in the applicable Prospectus Supplement.
      Each Note Factor and each Certificate Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes is the product of (1) the original denomination of that Noteholder’s Note and (2) the applicable Note Factor. A Certificateholder’s portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (1) the original denomination of that Certificateholder’s Certificate and (2) the applicable Certificate Factor.
      The “Note Pool Factor” for each class of Notes will be a seven-digit decimal figure that the Servicer will compute prior to each payment with respect to that class of Notes indicating the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Pool Balance as of the related Cut-off Date. The “Certificate Pool Factor” for each class of Certificates will be a seven-digit decimal figure that the Servicer will compute prior to each payment with respect to that class of Certificates indicating the remaining Certificate Balance of that class of Certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Pool Balance as of the related Cut-off Date.
      The Securityholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance, each Certificate Factor or Note Factor, as applicable, each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information.

THE NOTES
General
      Each Trust will issue one or more classes (each, a “class”) of Notes pursuant to the terms of an indenture (the “Indenture”). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.
      Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of The Depository Trust Company (“DTC”), except as set forth below. Notes will be available for purchase in the denominations specified in the applicable Prospectus Supplement in book-entry form only. The Seller has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the applicable Prospectus Supplement. Accordingly, that nominee is expected to be the holder of record of the Notes (a “Noteholder”) of each class. No Noteholder will be entitled to receive a physical certificate representing a Note until Definitive Notes (defined below) are issued under the limited circumstances described in this Prospectus or in the applicable Prospectus Supplement. All references in this Prospectus and in the applicable Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “DTC Participants”) and all references in this Prospectus and in the applicable Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures. See “Material Information Regarding the Securities — Book-Entry Registration” and “— Definitive Securities.”
Principal and Interest On the Notes
      The applicable Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the “Strip Notes”) entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The applicable Prospectus Supplement will specify the interest rate for each class of Notes of a given series or the method for determining the interest rate. See also “Material Information Regarding the Securities — Fixed Rate Securities” and “— Floating Rate Securities.” One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer or the Seller exercising its option to purchase the related Receivables Pool or other early termination of the related trust.
      One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable Prospectus Supplement. Noteholders of those Notes would be entitled to receive as payments of principal on any given Distribution Date the amounts set forth on that schedule with respect to those Notes.
      One or more classes of Notes of a given trust may have targeted scheduled Distribution Dates, in the manner and to the extent set forth in the applicable Prospectus Supplement. Such Notes will be paid in full on their respective targeted scheduled Distribution Dates to the extent the trust is able to issue certain variable pay term notes in sufficient principal amounts. The proceeds of issuance of such variable pay term notes, which may be issued publicly or privately, will be applied to pay the specified class of Notes, in the manner set forth in the related Prospectus Supplement, and such variable pay term notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.
      Payments of interest to Noteholders of all classes within a series will have the same priority. Under some circumstances, on any Distribution Date, the amount available for those payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the Notes. See “Description of the Transfer and Servicing Agreements  — Distributions On the Securities” and “— Credit and Cash Flow Enhancement.”
      If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of those classes will be set forth in the applicable Prospectus Supplement. Payments of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of that class.
The Indenture
      Modification of Indenture. If a Trust has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of such series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.
      Without the consent of the holder of each outstanding affected Note, no supplemental indenture will:

1.	change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate for any Note or the redemption price for any Note or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

3.	reduce the percentage of the aggregate amount of the outstanding Notes of that series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

4.	modify or alter the provisions of the related Indenture regarding the determination of which Notes are deemed outstanding for purposes of determining whether the requisite number of holders has consented under the Indenture;

5.	reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of that series;

6.	reduce the percentage of the aggregate principal amount of the Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of that series necessary to amend that Indenture or other specified agreements; or

7.	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for those Notes or, except as otherwise permitted or contemplated in that Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of that Indenture.
      The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those Noteholders; provided that action will not materially and adversely affect the interest of any of those Noteholders.

      Events of Default; Rights Upon Event of Default. With respect to the Notes of a given series, “Events of Default” under the related Indenture generally will consist of:

1.	a default for five days or more in the payment of any interest on any of those Notes when the same becomes due and payable;

2.	a default in the payment of the principal of or any installment of the principal of any of those Notes when the same becomes due and payable;

3.	a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of the default for a period of 90 days after notice thereof is given to that Trust by the applicable Indenture Trustee or to that Trust and that Indenture Trustee by the holders of at least 25% in principal amount of those Notes then outstanding acting together as a single class;

4.	any representation or warranty made by that Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to that Trust by the applicable Indenture Trustee or to that Trust and that Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding acting together as a single class; or

5.	events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust.
      However, the amount of principal required to be paid to Noteholders of that series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account (defined below). Therefore, the failure to pay any principal on any class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of Notes. In addition, as described below, following the occurrence of an Event of Default (other than the Events of Default described in (1) and (2) above) and acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Trust, and the Indenture Trustee may sell the assets of the Trust only after meeting requirements specified in the Indenture. In that case, even if the maturity of the Notes has been accelerated, there may not be any funds to pay principal of the Notes.
      If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding (or relevant class or classes of Notes) may declare the principal of the Notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding (or relevant class or classes of Notes).
      If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the related Receivables following an Event of Default (other than the Events of Default described in (1) and (2) above), unless:

1.	the holders of all outstanding Notes (or relevant class or classes of Notes) consent to the sale;

2.	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of the sale; or

3.	the Indenture Trustee determines that the proceeds of the Receivables may not be sufficient on an ongoing basis to make all payments on the outstanding Notes as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of all Notes (or relevant class or classes of Notes).

      Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of those Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority of the principal amount of the outstanding Notes of a given series (or relevant class or classes of Notes of such series) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority of the principal amount of those Notes then outstanding (or relevant class or classes of Notes) may, in some cases, waive any default with respect thereto, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the Notes, payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.
      No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture unless that holder of a Note or Notes previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, and:

1.	the Event of Default arises from the Servicer’s failure to remit payments when due; or

2.	(a) the holders of not less than 25% in principal amount of the outstanding Notes of that series (or relevant class or classes of Notes) have requested, in writing, that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee; (b) that holder or holders of Notes have offered the Indenture Trustee reasonable indemnity; (c) the Indenture Trustee has for 60 days failed to institute the proceeding; and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of those outstanding Notes (or relevant class or classes of Notes).
      In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
      With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in that Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of that Trust contained in the applicable Indenture.
      Material Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among other things:

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

2.	that entity expressly assumes that Trust’s obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of that Trust under the Indenture;

3.	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

4.	that the Indenture Trustee and the Owner Trustee have been advised that the rating of the Securities of that series then in effect would not be reduced or withdrawn by the rating agencies then rating the Notes as a result of the merger or consolidation;

5.	that Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder;

6.	any action that is necessary to maintain each lien and security interest created by the relevant Trust Agreement, Transfer and Servicing Agreement or Indenture shall have been taken; and

7.	the Issuer shall have delivered to the Indenture Trustee an officer’s certificate and an opinion of counsel each stating that such consolidation or merger and any related supplemental indenture complies with the covenants under the related Indenture and that all conditions precedent provided in the Indenture relating to such transaction have been complied with (including any filing required by the Securities Act).
      Each Trust will not, among other things:

1.	except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that Trust (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of that Trust unless directed to do so by the Indenture Trustee;

2.	claim any credit on or make any deduction from the principal of and interest payable on the Notes of the related series (other than amounts withheld under the Code (defined below) or applicable state law) or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon that Trust;

3.	except as expressly permitted by the Related Documents, (a) dissolve or liquidate in whole or in part, (b) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to those Notes under that Indenture except as may be expressly permitted by that Indenture, (c) permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of that Trust or any part thereof, or any interest in the assets of that Trust or the proceeds of those assets, (d) permit the lien of the related Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics or other lien) security interest in the estate of the Trust, or (e) assume or incur any indebtedness other than the Notes or as expressly contemplated by the related Indenture (in connection with the obligation to reimburse Advances (defined below) from the estate of the Trust, or to pay expenses from the estate of the Trust) or by the Basic Documents, as such term is defined in the relevant Indenture, as in effect on the date of the related Indenture.
      No Trust may engage in any activity other than as specified in this Prospectus or in the applicable Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.
      Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.
      Indenture Trustee’s Annual Report. The Indenture Trustee for each Trust will be required to mail each year to each related Noteholder of record a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by that Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by that Indenture Trustee and any action taken by it that materially affects the related Notes and that has not been previously reported.
      Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all of those Notes or, with specified limitations, upon deposit with that Indenture Trustee of funds sufficient for the payment in full of all the Notes.

THE CERTIFICATES
General
      Each Trust will issue one or more classes (each, a “class”) of Certificates pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.
      Except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in the denominations specified in the applicable Prospectus Supplement in book-entry form only. The Seller has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the applicable Prospectus Supplement. Accordingly, that nominee is expected to be the holder of record of the Certificates (a “Certificateholder”) of any series that are not purchased by the Seller. No Certificateholder (other than the Seller) will be entitled to receive a physical certificate representing a Certificate until Definitive Certificates (defined below) are issued under the limited circumstances described in this Prospectus or in the applicable Prospectus Supplement. All references in this Prospectus and in the applicable Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the DTC Participants and all references in this Prospectus and in the applicable Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC’s procedures with respect thereto. See “Material Information Regarding the Securities — Book-Entry Registration” and “— Definitive Securities.” Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that those Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under “Description of the Transfer and Servicing Agreements — Insolvency Event”).
Payments of Principal and Interest
      The timing and priority of payments, seniority, allocations of losses, pass through rate (the “Pass Through Rate”) and amount of or method of determining payments with respect to principal and interest of each class of Certificates will be described in the applicable Prospectus Supplement. Payments of interest on and principal of those Certificates will be made on each Distribution Date specified in the applicable Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement, a series may include one or more classes of Certificates (the “Strip Certificates”) entitled to (1) payments in respect of principal with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no payments in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for some classes of Strip Certificates) or any combination of the foregoing. The applicable Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining the Pass Through Rate. See also “Material Information Regarding the Securities — Fixed Rate Securities” and “— Floating Rate Securities.” Payments in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of that series as more fully described in the applicable Prospectus Supplement. The rights of holders of any class of Certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of Certificates of that series as more fully described in the applicable Prospectus Supplement. Payments in respect of principal of and interest on any class of Certificates will be made on a pro rata basis among all the Certificateholders of that class.

      In the case of a series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the applicable Prospectus Supplement.
      If and as provided in the applicable Prospectus Supplement, amounts remaining on deposit in the Collection Account after all required payments to the related Securityholders have been made may be released to the Seller, NMAC or one or more third party credit or liquidity enhancement providers.

MATERIAL INFORMATION REGARDING THE SECURITIES
Fixed Rate Securities
      Any class of Securities (other than some classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum (“Fixed Rate Securities”) or at a variable or adjustable rate per annum (“Floating Rate Securities”), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum interest rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. See “The Notes — Principal and Interest on the Notes” and “The Certificates — Payments of Principal and Interest.”
Floating Rate Securities
      Each class of Floating Rate Securities will bear interest during each applicable Interest Period (defined below) at a rate per annum determined by reference to an interest rate basis (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable Prospectus Supplement.
      The “Spread” is the number of basis points to be added to or subtracted from the related Base Rate applicable to the Floating Rate Securities. The “Spread Multiplier” is the percentage of the related Base Rate applicable to the Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities. The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security:

1.	LIBOR (a “LIBOR Security”);

2.	the Commercial Paper Rate (a “Commercial Paper Rate Security”);

3.	the Treasury Rate (a “Treasury Rate Security”);

4.	the Federal Funds Rate (a “Federal Funds Rate Security”);

5.	the CD Rate (a “CD Rate Security”); or

6.	any other Base Rate that is set forth in the applicable Prospectus Supplement.
      Each applicable Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period (each, an “Interest Reset Period”) and the dates on which that interest rate will be reset (each, an “Interest Reset Date”). The Interest Reset Date will be, in the case of Floating Rate Securities which reset:

1.	daily, each Business Day (defined below);

2.	weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities (defined below) which will reset the Tuesday of each week);

3.	monthly, the third Wednesday of each month;

4.	quarterly, the third Wednesday of March, June, September and December of each year;

5.	semiannually, the third Wednesday of the two months specified in the applicable Prospectus Supplement; and

6.	annually, the third Wednesday of the month specified in the applicable Prospectus Supplement.
      Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which the London Interbank Offered Rate (“LIBOR”) is an applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day. Unless specified otherwise in the applicable Prospectus Supplement, “Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York; Minneapolis, Minnesota; Wilmington, Delaware; or Los Angeles, California are authorized or obligated by law, regulation, executive order or decree to be closed. With respect to Notes as to which LIBOR is an applicable Base Rate, a Business Day also must be a day that is a London Business Day. “London Business Day” means any day (a) if the Index Currency (defined below) is other than the Euro, on which dealings in deposits in that Index Currency are transacted in the London interbank market or (b) if the Index Currency is the Euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET system”) is open and on which commercial banks and foreign exchange markets settle payments in London and New York.
      Unless otherwise specified in the related Prospectus Supplement, if any Distribution Date for any Floating Rate Security (other than the final Distribution Date) would otherwise be a day that is not a Business Day, that Distribution Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Distribution Date will be the immediately preceding Business Day. If the final Distribution Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that final Distribution Date.
      Each Floating Rate Security will accrue interest on an “Actual/360” basis, an “Actual/ Actual” basis or a “30/360” basis, in each case as specified in the applicable Prospectus Supplement. For Floating Rate Securities calculated on an Actual/360 basis and Actual/ Actual basis, accrued interest for each Interest Period will be calculated by multiplying:

1.	the face amount of that Floating Rate Security;

2.	the applicable interest rate; and

3.	the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/ Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).
      For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period. With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Distribution Date, including the related final Distribution Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that Distribution Date. The “Interest Period” with respect to any class of Floating Rate Securities will be set forth in the applicable Prospectus Supplement.
      As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.
      Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or ..0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).
      CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.
      Unless otherwise specified in the applicable Prospectus Supplement, the “CD Rate” for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for that Interest Reset Period (a “CD Rate Determination Date”) for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable Prospectus Supplement as published in H.15(519) under the heading “CDs (Secondary Market).” If that rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the “CD Rate” on the applicable CD Rate Determination Date will be the rate for negotiable U.S. dollar certificates of deposit of the Index Maturity specified in the applicable Prospectus Supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market).” If by 3:00 p.m., New York City time, on the related Calculation Date that rate is not yet published in either H.15(519) or H.15 Update, then the “CD Rate” on the applicable CD Rate Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the “CD Rate” on the applicable CD Rate Determination Date will be the rate in effect on the applicable CD Rate Determination Date.
      “H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. “H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication. “Interest Reset Date” will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.
      The “Calculation Date” pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that CD Rate Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (b) the Business Day preceding the applicable Distribution Date.
      The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.
      Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.
      Unless otherwise specified in the applicable Prospectus Supplement, the “Commercial Paper Rate” for each Interest Reset Period will be determined by the Calculation Agent for that Commercial Paper Rate Security as of the second Business Day prior to the Interest Reset Date for that Interest Reset Period (a “Commercial Paper Rate Determination Date”) and shall be the Money Market Yield (defined below) on the applicable Commercial Paper Rate Determination Date of the rate for commercial paper having the Index

Maturity specified in the applicable Prospectus Supplement published in H.15(519) under the heading “Commercial Paper — Nonfinancial.” If that rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the “Commercial Paper Rate” will be the Money Market Yield on the applicable Commercial Paper Rate Determination Date having the Index Maturity specified in the applicable Prospectus Supplement published in H.15 Daily Update or other recognized electronic source for the purposes of displaying the applicable rate under the caption “Commercial Paper Nonfinancial.” If by 3:00 p.m., New York City time, on the related Calculation Date that rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Commercial Paper Rate Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates, at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Rate Determination Date of three leading dealers of U.S. dollar commercial paper in the City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Prospectus Supplement placed for industrial issuers whose bond rating is “Aa” or the equivalent from a nationally recognized securities rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the “Commercial Paper Rate” determined on the applicable Commercial Paper Rate Determination Date will be the rate in effect on the applicable Commercial Paper Rate Determination Date.
      “Money Market Yield” means a yield (expressed as a percentage rounded upwards to the nearest one hundred thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield	=	D × 360	× 100
360 - (D × M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which interest is being calculated.
      The “Calculation Date” pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that Commercial Paper Rate Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the related Distribution Date.
      Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.
      Unless otherwise specified in the applicable Prospectus Supplement, the “Federal Funds Rate” for each Interest Reset Period shall be the effective rate as of the second Business Day prior to the Interest Reset Date for that Interest Reset Period (a “Federal Funds Rate Determination Date”) for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective),” as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service (“Telerate Page 120”). If that rate does not appear on Telerate Page 120 or is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the “Federal Funds Rate” for the applicable Federal Funds Rate Determination Date will be the rate on the applicable Federal Funds Rate Determination Date for the U.S. dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Federal Funds (Effective).” If by 3:00 p.m., New York City time, on the related Calculation Date that rate is not yet published in either H.15(519) or H.15 Daily Update, the “Federal Funds Rate” for the applicable Federal Funds Rate Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in the City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent before 9:00 a.m., New York City time, on the applicable Federal Funds Rate Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting rates as mentioned in this sentence, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be the Federal Funds Rate in effect on the applicable Federal Funds Rate Determination Date.
      The “Calculation Date” pertaining to any Federal Funds Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (b) the second Business Day preceding the related Distribution Date.
      LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.
      Unless otherwise specified in the applicable Prospectus Supplement with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, “LIBOR” for each Interest Reset Period will be determined by the Calculation Agent for that LIBOR Security as follows:

1.	If “LIBOR Telerate” is specified in the applicable Prospectus Supplement, or if none of “LIBOR Reuters,” “LIBOR Bloomberg” and “LIBOR Telerate” is specified in the applicable Prospectus Supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement commencing on the second London Business Day immediately following the applicable Interest Determination Date (as defined in the applicable Transfer and Service Agreement) that appears on the Designated LIBOR Page (defined below) specified in the applicable Prospectus Supplement as of 11:00 a.m. London time, on the applicable Interest Determination Date.

If “LIBOR Reuters” is specified in the applicable Prospectus Supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency (defined below) having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time, on the applicable Interest Determination Date, if at least two offered rates appear (except as provided in the following sentence). If the Designated LIBOR Page by its terms provides for only a single rate, then the single rate will be used.

If “LIBOR Bloomberg” is specified in the applicable Prospectus Supplement, LIBOR will be the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case that single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time, on that Interest Determination Date, if at least two offered rates appear (unless, as described above, only a single rate is required) on that Designated LIBOR Page.

2.	With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified above, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest

Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the applicable Prospectus Supplement, in the applicable Principal Financial Center (defined below), on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Prospectus Supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

      “Index Currency” means the currency (including composite currencies) specified in the applicable Prospectus Supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable Prospectus Supplement, the Index Currency shall be U.S. dollars.
      “Designated LIBOR Page” means either:

1.	If “LIBOR Telerate” is designated in the applicable Prospectus Supplement or none of “LIBOR Reuters,” “LIBOR Bloomberg” and “LIBOR Telerate” is specified in the applicable Prospectus Supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page designated in the applicable Prospectus Supplement or any page as may replace the designated page on that service or for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency;

2.	If “LIBOR Reuters” is designated in the applicable Prospectus Supplement, the display on the Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable Prospectus Supplement or any other page as may replace the designated page on that service for the purpose of displaying the London interbank offered rates of major banks for the applicable Index Currency; or

3.	If “LIBOR Bloomberg” is designated in the applicable Prospectus Supplement, the display on Bloomberg on the page designated in the applicable Prospectus Supplement (or another page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks) for the applicable Index Currency.
      “Principal Financial Center” means, unless otherwise specified in the applicable Prospectus Supplement, the capital city of the country to which the Index Currency relates, except that with respect to U.S. dollars, Euro, Deutsche marks, Canadian dollars, Portuguese escudos, South African rand, Swiss francs and Dutch guilders, the Principal Financial Center shall be the City of New York, London, Frankfurt, Toronto, London, Johannesburg, Zurich and Amsterdam, respectively, or as specified in the applicable Prospectus Supplement.
      Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement determined on the “Treasury Rate Determination Date” specified in that Prospectus Supplement.
      Unless otherwise specified in the applicable Prospectus Supplement, the “Treasury Rate” for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in the applicable Prospectus Supplement, as that rate shall be published in H.15(519) under the heading “U.S. Government Securities — Treasury bills — auction average (investment)” or, if that rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on that Calculation Date, or if that auction is not held in a particular week, then the “Treasury Rate” for that Interest Reset Period will be the rate published in H.15(510) under the heading “U.S. Government Securities — Treasury Bills — Secondary Market” (expressed as a bond equivalent yield on the basis of a 365 or 366 day year, as applicable, on a daily basis), or if not published by 3:00 p.m. New York City time, on the related Calculation Date, the Treasury Rate will be calculated by the Calculation Agent for that Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, then the “Treasury Rate” for that Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.
      The “Calculation Date” pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that Treasury Rate Determination Date or, if that a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.
Indexed Securities
      To the extent specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities (“Indexed Securities”) in which the principal amount payable on the final Distribution Date for that class (the “Indexed Principal Amount”) and/or the interest payable on any Distribution Date is determined by reference to a measure (the “Index”) which will be related to the exchange rates of one or more currencies or composite currencies (the “Index Currencies”); the price or prices of specified commodities; or specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable Prospectus Supplement, or another price, interest rate, exchange rate or other financial index or indices as are described in the applicable Prospectus Supplement. Holders of Indexed Securities may receive a principal amount on the related final Distribution Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final Distribution Date of the specified indexed item. The applicable Prospectus Supplement will also contain information as to the method for determining the principal amount payable on the related final Distribution Date, if any, and, where applicable, historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities. Notwithstanding anything to the contrary in this Prospectus, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture, or other related agreements, as the case may be, and modifications and the waiver of rights under those agreements, the principal amount of that Indexed Security shall be deemed to be the face amount thereof upon issuance less any payments allocated to principal of that Indexed Security.
      If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and that third party either suspends the calculation or announcement of that Index or changes the basis upon which that Index is calculated (other than changes consistent with policies in effect at the time that Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then that Index shall be calculated for purposes of that Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of that Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of that independent calculation agent shall, in the absence of manifest error, be binding on all parties.

      The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the face amount of that Indexed Security, the Indexed Principal Amount of that Indexed Security at the time of redemption or repayment or another amount described in that Prospectus Supplement.
Book-Entry Registration
      Each class of Securities offered by this Prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of the DTC. Securityholders may hold beneficial interests in Securities through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems. Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.
      No Securityholder will be entitled to receive a certificate representing that person’s interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form (“Definitive Securities”) under the limited circumstances described below, all references in this Prospectus to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants (defined below), and all references in this Prospectus to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as those terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.
      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.
      Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of Securities by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
      DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the “Indirect DTC Participants”). The rules applicable to DTC and DTC Participants are on file with the SEC.
      Unless otherwise specified in the applicable Prospectus Supplement, Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC’s records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.
      To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a series are held in book-entry form, Securityholders will not have access to the list of Securityholders of that series, which may impede the ability of Securityholders to communicate with each other.
      Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.
      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Securityholders.
      DTC’s practice is to credit DTC Participants’ accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed by the Indenture Trustee or Trustee), the Seller or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.
      Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Securityholder may be limited in its ability to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Securities due to the lack of a physical certificate for those Securities.
      DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take those actions with respect to specified percentages of the Securityholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.
      Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an “Omnibus Proxy” to the related Indenture Trustee or Trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).
      Clearstream Banking Luxembourg is a duly licensed bank organized as a limited company (a société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for Clearstream Banking Participants and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream Banking Participant and a participant of another securities settlement system, Clearstream Banking Luxembourg generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled by Clearstream Banking Luxembourg in numerous currencies, including United States dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg also deals with domestic markets in several countries through established depository and custodial relationships. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier. Clearstream Banking Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream Banking Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Banking Participant. Clearstream Banking Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Banking Luxembourg and Euroclear.
      Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this Prospectus. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
      Payments with respect to Securities held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Certain Federal Income Tax Consequences.” Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.
      DTC, Clearstream Banking Luxembourg and Euroclear are under no obligation to perform or continue to perform those procedures and the foregoing procedures may be discontinued at any time.
Definitive Securities
      The Notes and the Certificates of a given series will be issued in fully registered, certificated form (“Definitive Notes” and “Definitive Certificates”, respectively, and collectively referred to in this Prospectus as “Definitive Securities”) to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Securities and the Seller, the Administrator or the Trustee is unable to locate a qualified successor (and if it is the Seller or the Administrator that has made that determination, the Seller or that Administrator so notifies the applicable Trustee in writing);

2.	the Seller or the Administrator or the Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Event of Default or a Servicer Default (defined below) with respect to those Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of that series, acting together as a single class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those Notes or Certificates is no longer in the best interests of the holders of those Securities.
      Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through DTC Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue those Securities as Definitive Securities to those Securityholders.

      Payments of principal of, and interest on, the Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for those Securities in the applicable Prospectus Supplement. Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of that Definitive Security at the office or agency specified in the notice of final payment to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide that notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which the final payment is expected to occur.
      Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS
      The following summary describes material terms of each Sale and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service those Receivables, each Trust Agreement pursuant to which a Trust will be created and Certificates will be issued, and each Administration Agreement pursuant to which NMAC will undertake specified administrative duties with respect to a Trust that issues Notes (collectively, the “Transfer and Servicing Agreements”). Pursuant to the provisions of the Transfer and Servicing Agreements, the Servicer may engage third parties to perform a number of its functions, including, but not limited to, engaging a third party custodian to maintain possession of the related installment sale contracts and any other documents relating to the Receivables. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this Prospectus and, if so, will be described in the applicable Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.
Sale and Assignment of Receivables
      On or prior to the Closing Date specified with respect to any given Trust in the applicable Prospectus Supplement, NMAC will sell and assign to the Seller, without recourse, pursuant to a Purchase Agreement (the “Purchase Agreement”), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will transfer and assign to the applicable Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement (a “Schedule of Receivables”), but the existence and characteristics of the related Receivables will not be verified by the related Trustee. The applicable Trustee will, concurrently with the transfer and assignment, on behalf of the Trust, execute and deliver the related Notes and Certificates. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the applicable Prospectus Supplement, to make any required initial deposit into the Reserve Account and the Yield Supplement Account, if any. The Seller will initially retain the most subordinated class of Security of the related series.

      NMAC, pursuant to a Purchase Agreement, and the Seller, pursuant to a Sale and Servicing Agreement, generally will represent and warrant, among other things, as of the Closing Date, that:

1.	the information set forth in the related Schedule of Receivables was true and correct in all material respects as of the related Cut-off Date;

2.	the related Obligor on each Receivable is required to obtain physical damage insurance covering the Financed Vehicle in accordance with NMAC’s normal requirements;

3.	each of the Receivables is or will be secured by a first priority perfected security interest in favor of NMAC in the Financed Vehicle;

4.	the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted;

5.	each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including consumer credit, truth-in-lending, equal credit-opportunity and disclosure laws; and

6.	any other representations and warranties that may be set forth in the applicable Prospectus Supplement.
      As of the last day of the second (or, if the Seller so elects, the first) Collection Period (defined below) following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Securityholders in any Receivable (the initial determination of a material adverse effect generally being made by the Servicer), the Seller, unless the breach is cured, will repurchase that Receivable (a “Warranty Receivable”) from that Trust and, pursuant to the related Purchase Agreement, NMAC will purchase that Warranty Receivable from the Seller, at a price equal to the Warranty Purchase Payment for that Receivable. The “Warranty Purchase Payment” will be equal to the amount required to be paid by the related Obligor to prepay the Receivable (including interest accrued on that Receivable through the due date for the Obligor’s payment in the related Collection Period at the applicable APR), after giving effect to the receipt of any monies collected (from whatever source other than Advances) on that Receivable, if any. This repurchase obligation will constitute the sole remedy available to the Securityholders or the Trust for any uncured breach by the Seller of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by NMAC of its obligation to purchase that Receivable from the Seller pursuant to the related Purchase Agreement.
Accounts
      The Servicer will establish and maintain with the related Trustee or the Indenture Trustee one or more accounts (each, a “Collection Account”), in the name of the related Trustee or the Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Account or other form of credit enhancement will be deposited for payment to the related Securityholders.
      Any other accounts to be established with respect to a Trust, including any Yield Supplement Account or any Reserve Account, will be described in the applicable Prospectus Supplement.
      For any series of Securities, funds in the related Collection Account, any Yield Supplement Account, the Reserve Account and other accounts that may be identified in the applicable Prospectus Supplement (collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. “Eligible Investments” are generally limited to investments acceptable to the rating agencies rating those Securities as being consistent with the rating of those Securities (including obligations of the Servicer and its affiliates, to the extent consistent with that rating). Except as described below, Eligible Investments are limited to obligations or securities that mature no later than the business day prior to the next Distribution Date for that series. However, to the extent permitted by the rating agencies, funds in any Account may be invested in obligations or securities that will not mature prior to the date of the next payment with respect to those Certificates or Notes and, other than investments made with funds from the Collection Account (which, in connection with each Collection Period, will be sold before the next related Distribution Date), will not be sold to meet any shortfalls. Thus, the amount of cash in any Account at any time may be less than the balance of the related Account. If the amount required to be withdrawn from any Reserve Account or Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the applicable Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the Servicer or the Seller on each Distribution Date and shall be the property of the Servicer or the Seller, as the case may be.
      For each Trust, the Accounts will be maintained with the related Indenture Trustee or the Trustee so long as:

1.	the Indenture Trustee’s or the Trustee’s short-term unsecured debt obligations have a rating of “P-1” by Moody’s Investors Service, Inc. and a rating of “A-1+” by Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and for any account in which deposits in excess of 30 days are to be made, the Indenture Trustee’s or the Trustee’s long-term unsecured debt obligations have a rating of at least “AA-” by Standard & Poor’s (the “Required Deposit Rating”); or

2.	each of those accounts is maintained in a segregated trust account in the trust department of the Indenture Trustee or the Trustee, as the case may be.
      If the short-term unsecured debt obligations of the related Indenture Trustee or the Trustee, as the case may be, do not have the Required Deposit Rating, then the Servicer shall, with the assistance of the Indenture Trustee or the Trustee as may be necessary, cause each Account to be moved to (1) a bank whose short-term unsecured debt obligations have the Required Deposit Rating or (2) the trust department of the related Indenture Trustee or the Trustee.
Servicing Procedures
      The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable retail installment sale contracts it services for itself.
      The Servicer shall not:

1.	change the amount of a Receivable;

2.	reschedule the due date of any scheduled payment of a Receivable;

3.	change the APR of a Receivable;

4.	extend the due date for any payment on a Receivable; or

5.	change the material terms of a Receivable.
      However, if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable has occurred or, in the judgment of the Servicer, is imminent:

1.	the Servicer may extend the due date for any payment on that Receivable for credit related reasons that would be acceptable to the Servicer for comparable retail installment sale contracts that it services for itself, but only if (a) the final scheduled Distribution Date of that Receivable, as extended, would not be later than the Collection Period preceding the final scheduled Distribution Date set forth in the applicable Prospectus Supplement, and (b) the rescheduling or extension would not modify the terms of that Receivable in a manner which would constitute a cancellation of that Receivable and the creation of a new receivable for federal income tax purposes;

2.	the Servicer may reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in payment terms for that Receivable to the extent required by law; or

3.	except with respect to Defaulted Receivables, Administrative Receivables (defined below) or Warranty Receivables, or as otherwise required by law, the Servicer shall not alter the APR of any Receivable or forgive payments on any Receivable.
      In addition, the Servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

1.	it will not release any Financed Vehicle from the security interest granted in the related Receivable;

2.	it will do nothing to impair the rights of the Securityholders in the Receivables;

3.	it will not alter the APR of any Receivable;

4.	it will not modify the number of payments under a Receivable;

5.	it will not increase the amount financed under a Receivable; and

6.	it will not extend the due date for any payment on or forgive payments on a Receivable.
      The Servicer or the Trustee shall inform the other party and the Indenture Trustee promptly upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first Collection Period following the discovery), the Servicer is required to purchase any Receivable materially and adversely affected by the breach (an “Administrative Receivable”) from the Trust at a price equal to the Administrative Purchase Payment for that Receivable. The “Administrative Purchase Payment” for a Receivable will be equal to its unpaid Principal Balance (defined below) as of the beginning of that Collection Period, plus interest accrued through the due date for the Obligor’s payment in that Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than the Advances) on that Administrative Receivable, if any, in that Collection Period. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the related Sale and Servicing Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any uncured breach by the Servicer.
      If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. See “Material Legal Aspects of the Receivables.”
Insurance on Financed Vehicles
      Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. NMAC will not be obligated to make payments to the Trust for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement.
Collections
      With respect to each Trust, the Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the applicable Prospectus Supplement (each, a “Collection Period”) into the Collection Account not later than the Business Day after receipt. However, so long as NMAC is the servicer, if each condition to making monthly deposits as may be required by the related Sale and Servicing Agreement (including, the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the related Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.
      The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the related Distribution Date.
      If the Servicer were unable to remit the funds as described above, Securityholders might incur a loss. To the extent set forth in the applicable Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Seller or the Servicer, as applicable.
      For purposes of the related Sale and Servicing Agreement, collections on a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal on the Receivable.
Advances
      If payment on a Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust an amount with respect to that Receivable equal to the product of the Principal Balance of that Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on that Receivable during the related Collection Period (each, an “Advance”). If that calculation results in a negative number, an amount equal to that negative amount shall be paid to the Servicer in reimbursement of outstanding Advances. In addition, to the extent that any outstanding Advance is a Nonrecoverable Advance, the Servicer may provide to the Owner Trustee and the Indenture Trustee an officer’s certificate setting forth the amount of such Nonrecoverable Advance, and such amount will be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. A “Nonrecoverable Advance” means any outstanding Advance with respect to (i) any Defaulted Receivable or (ii) any Receivable for which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely. A “Defaulted Receivable” means (a) a Receivable (other than a Receivable for which as Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) a Receivable that is delinquent less than 120 days for which the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment is unlikely, or (ii) repossessed the Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding. No advances of principal will be made with respect to Receivables. The Servicer will not be obligated to make an Advance (other than in respect of an interest shortfall arising from the prepayment of a Receivable) to the extent that it determines, in its sole discretion, that that Advance will not be recovered from subsequent collections or recoveries.
      The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

Servicing Compensation
      The Servicer will be entitled to receive a base servicing fee for each Collection Period on the Distribution Date related to that Collection Period in an amount equal to a specified percent per annum (as set forth in the applicable Prospectus Supplement, the “Servicing Rate”) of the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period (the “Base Servicing Fee”). The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of amounts available for that purpose as set forth in the applicable Prospectus Supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the Noteholders or the Certificateholders of the given series.
      The Servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a Collection Period from the investment of monies in the Collection Account and any Reserve Account as additional servicing compensation (the “Supplemental Servicing Fee” and, together with the Base Servicing Fee, the “Total Servicing Fee”). Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer’s normal practices and procedures. In addition, if specified in the applicable Prospectus Supplement, the Servicer will be entitled to reimbursement from any given Trust for specified liabilities. The Servicer will be paid the Base Servicing Fee for each Collection Period on the Distribution Date related to that Collection Period prior to the payment of interest on any class of Notes or Certificates. If each rating agency for a series of Notes or Certificates confirms that it will not reduce the rating of any class of Notes or Certificates in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.
      The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related Trustee and Indenture Trustee with respect to payments. The Total Servicing Fee also will reimburse the Servicer for specified taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.
      The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Certificateholders or Noteholders (or relevant class or classes of Certificates or Notes, as the case may be) necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Certificate or Note registered in the name of the Seller, the Servicer or any person actually known to a trust officer of the Trustee or the Indenture Trustee, as the case may be, to be an affiliate of the Seller or the Servicer, unless all of the Certificates or Notes, as the case may be, are held or beneficially owned by NMAC, the Seller or any of their affiliates. The “Principal Balance” of a Receivable as of any date will equal the original financed amount of that Receivable minus the sum of:

1.	all payments actually received on or prior to that date allocable to principal;

2.	any refunded portion of extended warranty protection plan or service contract costs, or of physical damage, credit life or disability insurance premiums included in the original financed amount of the Receivable;

3.	any Warranty Purchase Payment or Administrative Purchase Payment with respect to that Receivable allocable to principal (to the extent not included in clause (1) above);

4.	any net liquidation proceeds from any Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer; and

5.	any prepayments or other payments applied to reduce the unpaid principal balance of that Receivable (to the extent not included in clauses (1) and (3) above).
Yield Supplement Account; Yield Supplement Agreement
      Yield Supplement Account. A “Yield Supplement Account” may be established with respect to any class or series of Securities. The terms relating to any Yield Supplement Account will be set forth in the applicable Prospectus Supplement. Each Yield Supplement Account will be designed to hold funds or other receivables or assets (including vehicle lease contracts), not already a part of the relevant Trust. Such funds or amounts collected under the receivables or assets (including vehicle lease contracts) will be applied by the related Indenture Trustee, or if the Notes are paid in full, by the related Trustee, to provide payments to Securityholders in respect of Receivables that have APRs less than (x) the sum of the interest rate specified in the applicable Prospectus Supplement plus the Servicing Rate specified in the applicable Prospectus Supplement plus any additional rate (expressed as a percentage) specified in the applicable Prospectus Supplement or, in the alternative, (y) a particular rate (expressed as a percentage) specified in the applicable Prospectus Supplement (in either case, the “Required Rate”). Each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related Closing Date with an initial cash deposit and/or a pledge of other receivables or assets (including vehicle lease contracts) and by the Seller or other person specified in the applicable Prospectus Supplement.
      On each Distribution Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount specified in the applicable Prospectus Supplement (the “Yield Supplement Deposit”) in respect of the Receivables having APRs less than the Required Rate for that Distribution Date. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the “Required Yield Supplement Amount” specified in the applicable Prospectus Supplement, after giving effect to all payments to be made on that Distribution Date, will be deposited into the Collection Account for distribution by the related Trustee or Indenture Trustee in accordance with the terms of the related Sale and Servicing Agreement. Unless otherwise in the applicable Prospectus Supplement, the Seller or other person specified in the applicable Prospectus Supplement will not have any obligation after the related Closing Date to deposit any cash amounts, receivables or assets (including vehicle lease contracts) into the Yield Supplement Account after the related Closing Date even if the amount and the total balance of any receivables and the value of those assets on deposit in that account is less than the Required Yield Supplement Amount for any Distribution Date. Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the Sale and Servicing Agreement. Earnings on investment of funds in the Yield Supplement Account in Eligible Investments will be deposited into the Collection Account as a component of the Yield Supplement Deposit on each Distribution Date. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust will be released to the Seller.
      Yield Supplement Agreement. If a Yield Supplement Account is to be established with respect to a series of Securities, on or prior to the related Closing Date, the Seller will enter into a “Yield Supplement Agreement” with the Servicer, the Trust, and the entity with which the account is maintained.
Distributions On the Securities
      With respect to each series of Securities, beginning on the distribution dates specified in the applicable Prospectus Supplement (each, a “Distribution Date”), payments of principal and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of that series will be set forth in the applicable Prospectus Supplement.
      With respect to each Trust, on each Distribution Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the applicable Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for payment to the Securityholders on that date to the extent specified in the applicable Prospectus Supplement. As more fully described in the applicable Prospectus Supplement,

1.	payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

2.	payments in respect of one or more classes of Certificates of that series may be subordinate to payments in respect of Notes of that series or other classes of Certificates of that series; and

3.	payments in respect of one or more classes of Notes of that series may be subordinate to payments in respect of other classes of Notes of that series.
Credit and Cash Flow Enhancement
      The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the applicable Prospectus Supplement. If and to the extent provided in the applicable Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements that may be described in the applicable Prospectus Supplement, or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.
      The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of that class or series of the full amount of principal and interest due on those Securities and to decrease the likelihood that Securityholders will experience losses. The credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Securities. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the applicable Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any of that class or series will be subject to the risk that that credit enhancement will be exhausted by the claims of Securityholders of other classes or series.
      Reserve Account. If provided in the applicable Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller or a third party will establish for a series or class of Securities an account, as specified in the applicable Prospectus Supplement, which may be designated as a “Reserve Account” or a “Subordination Spread Account” (for the purposes of this Prospectus, the “Reserve Account”), that will be maintained with the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Seller or a third party on the Closing Date in the amount set forth in the applicable Prospectus Supplement (the “Reserve Account Initial Deposit”). To the extent provided in the applicable Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the applicable Prospectus Supplement) by the deposit in the Reserve Account of the amount of collections on the related Receivables remaining on each Distribution Date after all specified payments on that date are made. The applicable Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Securities covered by that Prospectus Supplement or to the Seller or a third party. Monies on deposit in the Reserve Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement. Earnings on investment of funds in the Reserve Account in Eligible Investments will be paid to the Seller on each Distribution Date. Any monies remaining on deposit in the Reserve Account upon the termination of the Trust also will be released to the Seller.
Net Deposits
      As an administrative convenience, as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Trust for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders and the Certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually. If the related Distribution Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the same Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Distribution Date.
Statements to Trustees and Trust
      On a Business Day in each month that precedes each Distribution Date (each, a “Determination Date” to be specified in the applicable Prospectus Supplement), the Servicer will provide to the applicable Indenture Trustee and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports provided to Securityholders of that series described under “— Statements to Securityholders” below.
Statements to Securityholders
      On or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on that Distribution Date. In addition, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee of each Trust, a statement to be delivered to the Certificateholders. Each statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable Prospectus Supplement) regarding the Notes of that series and regarding the Certificates of that series with respect to that Distribution Date:

1.	the amount of the payment allocable to the principal amount of each class of those Notes and to the Certificate Balance of each class of those Certificates;

2.	the amount of the payment allocable to interest on each class of Securities of that series;

3.	the amount of the distribution allocable to the Yield Supplement Deposit, if any, plus reinvestment income, if any, on the Yield Supplement Account;

4.	the Pool Balance as of the close of business on the last day of the related Collection Period;

5.	the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in that amount from that of the prior Distribution Date and the amount of any additional servicing compensation paid to the Servicer with respect to the related Collection Period;

6.	the interest rate or Pass Through Rate for the Interest Period relating to the succeeding Distribution Date for any class of Notes or Certificates of that series with variable or adjustable rates;

7.	the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall (each as defined in the applicable Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in those amounts from the preceding statement;

8.	the aggregate outstanding principal amount, the Note Factor and the Note Pool Factor for each class of those Notes, and the Certificate Balance, the Certificate Factor and the Certificate Pool Factor for each class of those Certificates, each after giving effect to all payments reported under clause (1) above on that date;

9.	the amount of Advances made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on that Distribution Date;

10.	the balance of any related Reserve Account, Yield Supplement Account or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes;

11.	the amount of defaults and losses on the Receivables for the related Collection Period; and

12.	the number of delinquencies on the Receivables as a percentage of the number of Receivables.
      Each amount set forth in subclauses (1), (2), (5) and (7) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of Notes or the Original Certificate Balance of each class of Certificates, as the case may be.
      Copies of the statements may be obtained by the Securityholders by delivering a request in writing addressed to the Indenture Trustee or related Trustee at its address set forth in the applicable Prospectus Supplement.
      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Trustee will mail to each person who at any time during that calendar year has been a Securityholder with respect to that Trust and received any payment, a statement containing information for the purposes of that Securityholder’s preparation of federal income tax returns. See “Certain Federal Income Tax Consequences.”
Evidence of Compliance
      Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Indenture Trustee and Trustee a statement of compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the applicable Closing Date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable Receivables.
      Each Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and related Trustee, substantially simultaneously with the delivery of those accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of specified Servicer Defaults under the related Sale and Servicing Agreement.
      Copies of the statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.
Material Matters Regarding the Servicer
      Each Sale and Servicing Agreement will provide that NMAC may not resign from its obligations and duties as Servicer under that document, except upon NMAC’s determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed NMAC’s servicing obligations and duties under the related Sale and Servicing Agreement.
      Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each Sale and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the related Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement, the rights and duties of the parties thereto and the interests of the Securityholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.
      Any entity into which the Servicer or the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Seller, as applicable, is a party, or any entity succeeding to the business of the Servicer or the Seller, as applicable, or any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, which assumes the obligations of the Servicer or the Seller, as applicable, will be the successor of the Servicer or the Seller, as applicable, under each Sale and Servicing Agreement. For as long as NMAC is the Servicer, it may at any time subcontract substantially all of its duties as servicer under any Sale and Servicing Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, and the Servicer may at any time perform specific duties as servicer through other subcontractors.
Servicer Default
      “Servicer Default” under each Sale and Servicing Agreement will consist of the following:

1.	any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the applicable Trustee or Indenture Trustee for deposit in any related Account any required payment or to direct the applicable Trustee or Indenture Trustee to make any required distributions from that Account, if that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of the failure given by the applicable Trustee or Indenture Trustee, (b) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) and the applicable Trustee or Indenture Trustee of written notice of the failure given by the holders of Notes or Certificates evidencing not less than 25% in principal amount of those outstanding Notes or Certificates; or (c) discovery of that failure by any officer of the Servicer;

2.	any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in the related Sale and Servicing Agreement, if that failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series, and when that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Seller, so long as NMAC is the Servicer) by the applicable Trustee or Indenture Trustee, or (b) the Servicer (or the Seller, so long as NMAC is the Servicer) and the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of those outstanding Notes or Certificates; and

3.	the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (any of these events with respect to any person being an “Insolvency Event”).
Rights Upon Servicer Default
      Until the Notes are paid in full, for as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing a majority of the principal amount of those Notes then outstanding (or relevant class or classes of Notes of such series), acting together as a single class, may terminate all the rights and obligations of the Servicer under that Sale and Servicing Agreement. When this happens, the Indenture Trustee or a successor servicer appointed by that Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement and will be entitled to similar compensation arrangements.
      After the Notes are paid in full, if all Certificates are not retained by the Seller, for as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing a majority of the aggregate Certificate Balance of the Certificates then outstanding (or relevant class or classes of Certificates, but excluding for purposes of the calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement. When this happens, the Trustee or a successor servicer appointed by that Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements.
      However, if a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that bankruptcy trustee or official may have the power to prevent that Indenture Trustee or those Noteholders from effecting a transfer of servicing as described above. If that Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables. The related Indenture Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor Servicer under the related Sale and Servicing Agreement and all references in the related Sale and Servicing Agreement to the Servicer shall apply to that successor servicer. The related Indenture Trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Base Servicing Fee under the related Sale and Servicing Agreement. Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.
Waiver of Past Defaults
      The holders of Notes of the related series evidencing a majority of the principal amount of the then outstanding Notes of the related series (or relevant class or classes of Notes of such series), or if a Servicer Default does not adversely affect the related Indenture Trustee or the related Noteholders or arises once the Notes having been paid in full, the holders of Certificates of that series (or relevant class or classes of Certificates of such series) evidencing a majority of the aggregate Certificate Balance of those Certificates then outstanding (but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), may, on behalf of all those Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement. No waiver will impair those Noteholders’ or Certificateholders’ rights with respect to subsequent defaults.

Amendment
      A Sale and Servicing Agreement may be amended by the parties thereto, with the consent of the Indenture Trustee if the Notes have not been paid in full, but without the consent of the related Noteholders or Certificateholders:

1.	to cure any ambiguity, correct or supplement any provision in the related Transfer and Servicing Agreement that may be inconsistent with any other provision in that agreement, or make any other provisions with respect to matters or questions arising under that agreement that are not inconsistent with the provisions of that agreement; provided that (i) the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder, and (ii) the Servicer has delivered an officer’s certificate stating that such amendment will not materially and adversely affect the interest of any Securityholder; and

2.	to change the formula for determining the required amount for the related Reserve Account, if any, upon (i) confirmation from the rating agencies rating the Securities as described in the applicable Prospectus Supplement, and (ii) delivery by the Servicer to the Indenture Trustee and the Owner Trustee of an officer’s certificate stating that such amendment will not materially and adversely affect the interest of any Securityholder.
      An amendment will be deemed not to materially and adversely affect the interests of any Noteholder or Certificateholder of any class if (a) the amendment does not adversely affect the Trust’s status as a partnership for federal income tax purposes, (b) each rating agency then rating the related Certificates or Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Certificates or Notes of that class, and (c) the Servicer shall have delivered an officer’s certificate stating that such amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder.
      A Sale and Servicing Agreement may also be amended by the parties thereto, with the consent of the Indenture Trustee if the Notes have not been paid in full, and with the consent of:

1.	the holders of Notes evidencing a majority of the principal amount of the then-outstanding Class A Notes, if any, of the related series (or relevant class or classes of Notes of such series), or if the Class A Notes have been paid in full, the holders of Notes evidencing a majority of the principal amount of then-outstanding Class B Notes, if any of the related series (or relevant class or classes of Notes of such series); or

2.	in the case of any amendment that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of the Certificates of that series evidencing a majority of the outstanding Certificate Balance (or relevant class or classes of Certificates of such series, but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders.
      No amendment, however, shall:

(x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of those Noteholders or Certificateholders or change the interest rate or the Pass Through Rate or the required amount in the related Reserve Account (except as described above) without the consent of each of the “adversely affected” Noteholder or Certificateholder; or

(y) reduce the aforesaid percentage of the principal amount of the then outstanding Notes or Certificates of that series which is required to consent to any amendment, without the consent of the holders of all the then outstanding Notes or Certificates of each affected class.
      An amendment referred to in clause (x) above will be deemed not to “adversely affect” a Certificateholder or Noteholder of any class only if each rating agency then rating the related Certificates or Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Certificates or Notes of that class. In connection with any amendment referred to in clause (x) above, the Servicer shall deliver an officer’s certificate to the Indenture Trustee and the Trustee stating that the Noteholders and the Certificateholders whose consents were not obtained were not adversely affected by the amendment.
List of Securityholders
      Three or more holders of the Notes of any class in a series or one or more holders of those Notes of that class evidencing not less than 25% of the aggregate principal amount of those Notes then outstanding may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by that Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under those Notes. If stated in the applicable Prospectus Supplement, an Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of that series.
      Three or more holders of the Certificates of any class in a series or one or more holders of those Certificates of that class evidencing not less than 25% of the Certificate Balance of those Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by that Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under those Certificates.
      The Indenture Trustee or the Trustee, as the case may be, will provide to the Servicer within 15 days after receipt of a written request from the Servicer, a list of the names of all Noteholders or Certificateholders, as the case may be, of record as of the most recent applicable record date.
      No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of Securityholders.
Insolvency Event
      Each Trust Agreement will provide that the related Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of that Trust and the delivery to that Trustee by each Certificateholder (including the Seller) of a certificate certifying that that Certificateholder reasonably believes that the Trust is insolvent.
Payment of Notes
      Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of that series will succeed to all the rights of the Noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.
Termination
      The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations under the related Transfer and Servicing Agreement), the related Trustee and the related Indenture Trustee, as the case may be, pursuant to a Sale and Servicing Agreement will terminate upon the earliest of:

1.	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; or

2.	the election by the Servicer or the Seller to purchase the corpus of the Trust as described below, and the payment to Securityholders of all amounts required to be paid to them pursuant to the related agreement.

      The relevant Trustee will give written notice of termination to each Securityholder of record. The final distribution to any Securityholder will be made only upon surrender and cancellation of that holder’s Security at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken measures to locate a Securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, as provided in the Indenture or the Trust Agreement, as applicable.
      In order to avoid excessive administrative expense, the Servicer will have the option to purchase from each Trust, as of the end of any applicable Collection Period, if the then-outstanding Pool Balance with respect to the Receivables held by that Trust is at or below a specified percentage set forth in the relevant prospectus supplement of the Pool Balance as of the related Cut-off Date, the corpus of the Trust at a price equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which that purchase is effected) plus the appraised value of any other property held as part of the Trust (less liquidation expenses); provided, however, that such price will at least be equal to or greater than the sum of the unpaid principal amount of the Notes plus accrued and unpaid interest on those Notes and the Certificate Balance for the Certificates plus accrued and unpaid interest on those Certificates. The related Trustee and related Indenture Trustee, if any, will give written notice of termination to each Securityholder.
      Upon termination of any Trust, the assets of that Trust will be liquidated and the proceeds therefrom (and amounts held in related Accounts) will be applied to pay the Notes and the Certificates of the related series in full, to the extent of amounts available.
      As more fully described in the applicable Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above, and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of that series.
Administration Agreement
      NMAC, in its capacity as administrator (the “Administrator”), will enter into an agreement (as amended and supplemented from time to time, an “Administration Agreement”) with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in that Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount that may be set forth in the applicable Prospectus Supplement (the “Administration Fee”), which fee will be paid by the Servicer.

THE HEDGE AGREEMENT
      The following summary describes certain terms of a swap agreement and an interest rate cap agreement that a Trust may enter into in order to reduce its exposure to currency and/or interest rate risks. The provisions of any particular swap agreement or interest rate cap agreement may differ from those described in this section and will be more fully described in the related Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any swap agreement that is entered into by the related trust.
Payments Under the Hedge Agreement
      As specified in the related Prospectus Supplement, in connection with a swap or an interest rate cap, on the Closing Date a Trust may enter into a International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multi Currency-Cross Border) (such agreement, the “Master Agreement”) with NMAC or an unaffiliated third party (in the case a swap, the “Swap Counterparty” or, in the case of an interest rate cap, the “Cap Provider”), as modified to reflect the transactions described below (the Master Agreement, as so modified, the “Swap Agreement” or the “Cap Agreement”). Each of the Swap Agreement and the Cap Agreement will incorporate certain relevant standard definitions published by ISDA. Unless otherwise provided, as used herein, “Hedge Agreement” means either a Swap Agreement or a Cap Agreement and “Hedge Counterparty” means either a Swap Counterparty or a Cap Provider.
      Swap Agreement. Under the Swap Agreement, the Trust will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Distribution Date under the Swap Agreement, and the Swap Counterparty will generally pay to the Trust amounts equal to the interest or principal payable on the relevant Securities. If the Trust is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty generally will not be obligated to make its corresponding payment to the Trust under the Swap Agreement.
      If so specified in the related Prospectus Supplement, if on any specified payment date under the Swap Agreement the amount of funds from collections and other sources available to the Trust to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Securities on that date may be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due. Under such circumstances, if on a subsequent specified payment date, amounts are available and are paid by the Trust to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Securities on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.
      The Trust generally will not be obligated to pay interest to the Swap Counterparty on any shortfalls in payments, and, correspondingly, Certificateholders generally will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.
      Unless the Swap Agreement is terminated early as described under “— Early Termination of Swap Agreement,” the Swap Agreement will terminate on the earlier of (i) the scheduled maturity date of the Securities and (ii) the date on which all amounts due in respect of the Swap Agreement have been paid.
      Cap Agreement. Under the Cap Agreement, generally, if a specified interest rate related to any payment date exceeds the cap rate (the “Cap Rate”) specified in the related Prospectus Supplement, the Cap Provider may be required to pay to the Trust an amount equal to the product of:

•	the specified interest rate for the related payment date minus the Cap Rate,

•	the notional amount of the cap, which may be equal to the total outstanding principal amount of the relevant Securities on the first day of the accrual period related to such payment date, and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the applicable Prospectus Supplement.
      Unless the Cap Agreement is terminated early as described below under “— Early Termination of Hedge Agreement,” the Cap Agreement will terminate, with respect to the relevant Securities, on the earlier of (x) the relevant Securities’ final scheduled Distribution Date and (y) the date on which the principal balance of the relevant Securities has been reduced to zero.
Conditions Precedent
      With respect to the Swap Agreement, the respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Event of Default (as defined below under “— Defaults Under Hedge Agreement”) or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under “— Early Termination of Hedge Agreement”) shall have occurred or been effectively designated. With respect to Cap Agreement, the obligations of the Cap Provider to pay certain amounts due under the Cap Agreement will be subject to the conditions precedent that no Early Termination Date (as defined below under “— Early Termination of Hedge Agreement”) shall have occurred or been effectively designated.
Defaults Under the Hedge Agreement
      Unless otherwise specified in the related Prospectus Supplement, events of default under the Hedge Agreement (each, a “Swap Event of Default” or a “Cap Event of Default,” as applicable, and collectively, a “Hedge Event of Default”) generally will be limited to: (i) the failure of the Trust (under the Swap Agreement only) or the Hedge Counterparty to pay any amount when due under the Hedge Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust (under the Swap Agreement only) or the Hedge Counterparty; and (iii) certain other standard events of default under the Master Agreement including “Breach of Agreement,” “Misrepresentation” (generally not applicable to the Trust) and “Merger without Assumption,” as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the Master Agreement.
Termination Events
      Unless otherwise specified in the related Prospectus Supplement, termination events under the Hedge Agreement (each, a “Swap Termination Event” or a “Cap Termination Event,” as applicable, and collectively, a “Hedge Termination Event”) will consist of the following: (i) the Trust or the Seller becomes subject to registration as an “investment company” under the Investment Company Act of 1940 (under the Swap Agreement only); and (ii) certain standard termination events under the Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Hedge Agreement), “Tax Event” (which generally relates to either party to the Hedge Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and “Tax Event Upon Merger” (which generally relates to a party to the Hedge Agreement receiving a payment under the Hedge Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Master Agreement; provided, however, that the occurrence of a “Tax Event” or “Tax Event Upon Merger” generally will only constitute a Hedge Termination Event if the requisite percentage of Securityholders specified in the related Prospectus Supplement directs the Trustee to terminate the Hedge Agreement and liquidate the assets of the Trust.

Early Termination of Hedge Agreement
      Upon the occurrence of any Hedge Event of Default under the Hedge Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Hedge Agreement) upon the occurrence and continuance of such Hedge Event of Default. A Hedge Agreement will terminate on an Early Termination Date. With respect to Hedge Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Hedge Agreement with respect to each such termination event) and will occur only upon notice and, in certain cases, after the party causing the termination event has used reasonable efforts to transfer its rights and obligations under such Hedge Agreement to a related entity within a limited period after notice has been given of the termination event, all as set forth in the Hedge Agreement. The occurrence of an Early Termination Date under the Hedge Agreement will constitute a “Swap Termination” or a “Cap Termination,” as applicable, and each a “Hedge Termination.”
      Upon any Hedge Termination, the Trust (under the Swap Agreement only) or the Hedge Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which party may have caused such termination). Such termination payment will be calculated on the basis that the Trust is the Affected Party (as defined in the Hedge Agreement), subject to certain exceptions. With respect to a Swap Agreement, the amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding amounts previously due but unpaid to the Swap Counterparty are due and payable on the first Payment Date that would have occurred after the Early Termination Date). With respect to a Cap Agreement, the amount of any such termination will be based on the market value of the Cap Agreement computed on the basis of market quotations of the cost of entering into interest rate cap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Cap Agreement (assuming, for purposes of such calculation, that all outstanding shortfalls in amounts payable as cap payments to the Trust are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any such termination payment could, if interest or currency exchange rates have changed significantly, be substantial.
      The Prospectus Supplement will specify whether the defaulting party will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement because of its default with respect to any particular Swap Event of Default or Swap Termination Event.
      Generally, if a Hedge Termination occurs, the principal of each class of Securities will become immediately payable and the Trustee will be obligated to liquidate the assets of the Trust. In any such event, the ability of the Trust to pay interest and/or principal on each class of Securities will depend on (i) the price at which the assets of the Trust are liquidated, (ii) in the case of a Swap Termination, (a) the amount of the swap termination payment, if any, which may be due to the Swap Counterparty from the Trust under the Swap Agreement and (b) the amount of the swap termination payment, if any, which may be due to the Trust from the Swap Counterparty under the Swap Agreement, and (iii) in the case of a Cap Termination, the amount of the cap termination payment, if any, which may be due to the Trust from the Cap Provider under the Cap Agreement. In the event that the net proceeds of the liquidation of the assets of the Trust are not sufficient to make all payments due in respect of the Securities and for the Trust to meet its obligations, if any, in respect of the termination of the Hedge Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in the related Prospectus Supplement. In the case of a Swap Termination, the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the relevant Securities. If a Hedge Termination occurs and the Trust does not terminate, the Trust will not be protected from the interest rate and currency fluctuations hedged by the Hedge Agreement, and payments to Noteholders and Certificateholders may be adversely affected.

      Generally, the applicable Sale and Servicing Agreement will provide that upon the occurrence of (i) any Hedge Event of Default arising from any action taken, or failure to act, by the Hedge Counterparty, or (ii) a Hedge Termination Event (except as described in the following sentence) with respect to which the Hedge Counterparty is an Affected Party, the Trustee may and will, at the direction of the requisite percentage of the Securityholders specified in such agreement, by notice to the Hedge Counterparty, designate an Early Termination Date with respect to the Hedge Agreement. If a Swap Termination Event occurs because the Trust or the Seller becomes subject to registration as an “investment company” under the Investment Company Act of 1940, the Trustee will be required by the terms of such agreement to terminate the Swap Agreement.
Taxation
      Neither the Trust nor the Hedge Counterparty will be obligated under the Hedge Agreement to gross up if withholding taxes are imposed on payments made under the Hedge Agreement.
      With respect to the Swap Agreement, if any withholding or similar tax is imposed on payments by the Trust to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. If the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Trust under the Swap Agreement will remain the same. With respect to the Cap Agreement, if the Cap Provider is required to withhold amounts from payments by the Cap Provider under the Cap Agreement, the payment obligations will be reduced by such amounts and the payment obligations, if any of the Trust under the Cap Agreement will remain the same. In any of these events, payments on the Securities may be subject to reduction in proportion to the amount so deducted or withheld. Further, a specified percentage of the Securityholders may direct the Trustee to terminate the Hedge Agreement and liquidate the assets of the Trust, as described above under “— Termination Events.”
Assignment
      Except as provided below, neither the Trust nor the Hedge Counterparty will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Hedge Agreement. The Hedge Counterparty may transfer the Hedge Agreement to another party on ten Business Days’ prior written notice, provided that (i) such notice will be accompanied by a guarantee of the Hedge Counterparty of such transferee’s obligations in form and substance reasonably satisfactory to the Trustee, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer and (iv) the then current ratings of the Securities are not adversely affected as a result of such transfer. In addition, if the debt rating of the Hedge Counterparty is reduced to a level below that specified in the related Prospectus Supplement, the Hedge Counterparty generally may assign the Hedge Agreement to another party (or otherwise obtain a replacement hedge agreement on substantially the same terms as the Hedge Agreement) and thereby be released from its obligations under the Hedge Agreement; provided that (i) the new hedge counterparty by a written instrument accepts all of the obligations of the Hedge Counterparty under the Hedge Agreement to the reasonable satisfaction of the Trustee, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as of the date of such transfer the new hedge counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer and (iv) the ratings assigned to the Securities after such assignment and release will be at least equal to the ratings assigned by any applicable rating agency to the Securities at the time of such reduction of the rating of the Hedge Counterparty’s long-term debt. Any cost of such transfer or replacement will be borne by the Hedge Counterparty or the new hedge counterparty and not by the Trust; provided, however, that the Hedge Counterparty shall not be required to make any payment to the new hedge counterparty to obtain an assignment or replacement swap or cap. The Hedge Counterparty shall have no obligation to assign the Hedge Agreement or obtain a replacement hedge agreement in the event of a ratings downgrade and neither the Trust nor the Securityholders will have any remedy against the Hedge Counterparty if the Hedge Counterparty fails to make such an assignment or obtain a replacement hedge agreement. In the event that the Hedge Counterparty does not elect to assign the Hedge Agreement or obtain a replacement hedge agreement, the Hedge Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to the applicable rating agency, in each case such that the ratings of the Securities by the applicable rating agency will not be withdrawn or reduced.
Modification and Amendment of the Hedge Agreement
      The applicable Sale and Servicing Agreement will contain provisions permitting the Trustee to enter into any amendment of the Hedge Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein or with such agreement or (iii) to add any other provisions with respect to matters or questions arising under the Hedge Agreement; provided, in the case of clause (iii), that such amendment will not adversely affect in any material respect the interest of any specified Securityholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any specified Securityholder if the Trustee receives written confirmation from each rating agency rating the Securities that such amendment will not cause such rating agency to reduce the then current rating thereof.
The Hedge Counterparty
      Where indicated by the context, as used herein, “Hedge Counterparty” includes any party that replaces the initial Hedge Counterparty as described above under “— Assignment.”
Governing Law
      The Hedge Agreement will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
General
      The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the Uniform Commercial Code (the “UCC”) as in effect in various states.
Security Interests
      General. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles or light-duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. The Receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the UCC. Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper.
      Perfection. The Servicer and the Seller will take the following actions to perfect the rights of the applicable Trustee in the Receivables. Pursuant to each Sale and Servicing Agreement, the Seller and each Trust will designate the Servicer as custodian, directly or indirectly through subservicers (a) to maintain possession as that Trust’s agent of the related installment sale contracts and any other documents relating to the Receivables if the Receivables constitute tangible chattel paper, or (b) to maintain control over the Receivables if they constitute electronic chattel paper. To assure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of automobile and light-duty truck installment sales contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the Receivables will not be physically segregated from other automobile and light-duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Trust as long as NMAC is servicing the Receivables. However, UCC financing statements reflecting the sale and assignment of the Receivables by NMAC to the Seller and by the Seller to the applicable Trust will be filed, and the respective accounting records and computer files of NMAC and the Seller will reflect that sale and assignment. Because the Receivables that are evidenced by tangible chattel paper will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust’s interest in the Receivables could be defeated. Similarly, the Trust’s interest in Receivables that constitute electronic chattel paper could be defeated if a subsequent purchaser were able to obtain control of the Receivables without knowledge of the assignment. In addition, in some cases, the Trustee’s security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.
      Perfection of security interests in financed automobiles and/or light-duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or light-duty truck is perfected by obtaining possession of the certificate of title to the vehicle or notation of the secured party’s lien on the vehicle’s certificate of title.
      All retail installment sale contracts acquired by NMAC from Dealers name NMAC as obligee or assignee and as the secured party. NMAC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the Department of Motor Vehicles and obtaining possession of that certificate of title. Because NMAC continues to service the contracts as Servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from NMAC to the Seller or the sale from the Seller to the related Trust.
      Pursuant to the related Purchase Agreement, NMAC will sell and assign its security interest in the Financed Vehicles to the Seller and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement, the Seller will assign its security interest in the Financed Vehicles to that Trust. However, because of the administrative burden and expense, none of NMAC, the Seller or the related Trustee will amend any certificate of title to identify that Trust as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Seller of NMAC’s security interest in the Financed Vehicles and the transfer to the Trustee of the Seller’s security interest in the Financed Vehicles will be filed with the appropriate governmental authorities. In addition, as stated above, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Trust pursuant to the related Sale and Servicing Agreement.
      In most states, an assignment of contracts and interests in vehicles such as that under each Purchase Agreement or each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as lienholder on the certificates of title, the security interest of that Trust in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of NMAC’s lien on the certificates of title will be sufficient to protect that Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Purchase Agreement, NMAC will represent and warrant, and in each Sale and Servicing Agreement, the Seller will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles for which NMAC failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Trust’s interest in the related Receivables, however, it would constitute a breach of the warranties of NMAC under the related Purchase Agreement or the Seller under the related Sale and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement, the Seller would be required to repurchase the related Receivable from the Trust and, pursuant to the related Purchase Agreement, NMAC would be required to purchase that Receivable from the Seller, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement, the Seller will assign to the related Trust its rights to cause NMAC to purchase that Receivable under the related Purchase Agreement. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” and “Risk Factors — Interests of other persons in the receivables and financed vehicles could be superior to the trust’s interest, which may result in reduced payments on your securities.”
      Continuity of Perfection. Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to a state that is different from the one in which it is initially registered and the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, NMAC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, NMAC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, including the monitoring of any third party engaged to provide title administration services, at the Servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Trust’s interest in the Receivable.
      Priority of Liens Arising by Operation of Law. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. NMAC will represent and warrant to the Seller in each Purchase Agreement, and the Seller will represent and warrant to the Trust in each Sale and Servicing Agreement, that, as of the related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or any Certificateholders in respect of a given Trust if a lien arises or confiscation occurs that would not give rise to the Seller’s repurchase obligation under the related Sale and Servicing Agreement or NMAC’s repurchase obligation under the related Purchase Agreement.
Repossession
      In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by NMAC is voluntarily surrendered, self-help repossession is the method employed by NMAC in most states and is accomplished simply by retaking possession of the financed vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.
Notice of Sale; Redemption Rights
      In the event of default by an obligor under a retail installment sale contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.
      The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.
Deficiency Judgments and Excess Proceeds
      The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.
      Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.
Material Bankruptcy Considerations
      In structuring the transactions contemplated by this Prospectus, the Seller has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or its parent, NNA, under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the Seller with those of NMAC or NNA. These steps include the creation of the Seller as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the Seller’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors).
      However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:

1.	a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of NMAC or NNA in the event of the application of applicable Insolvency Laws to NMAC or NNA, as the case may be;

2.	a filing were made under any Insolvency Law by or against the Seller; or

3.	an attempt were made to litigate any of the foregoing issues.
      On the Closing Date, Mayer, Brown, Rowe & Maw LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of NMAC under Title 11 of the United States Bankruptcy Code at a time when NMAC was insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of NMAC. Among other things, that opinion will assume that each of the Seller and NMAC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Seller and NMAC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of NMAC.
      NMAC will warrant in each Purchase Agreement that the sale of the related Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if NMAC were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Seller should instead be treated as a pledge of those Receivables to secure a borrowing of NMAC. In addition, if the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of NMAC arising before the transfer of a Receivable to the Seller may have priority over the Seller’s interest in that Receivable. In addition, while NMAC is the Servicer, cash collections on the Receivables may be commingled with the funds of NMAC and, in the event of that bankruptcy of NMAC, the Trust may not have a perfected interest in those collections.
      NMAC and the Seller will treat the transactions described in this Prospectus as a sale of the Receivables to the Seller, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if NMAC were to become a debtor in a bankruptcy case.
Consumer Protection Laws
      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (the “Relief Act”), the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts and other similar laws. Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables.
      With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the Receivables may have liability or claims and defenses under those statutes, the FTC Rule and similar state statutes.
      The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the obligor.
      Most of the Receivables will be subject to the requirements of the HDC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. For each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an Obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Seller’s representations and warranties under the related Sale and Servicing Agreement and a breach of NMAC’s warranties under the related Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interests of the Securityholders, create an obligation of the Seller and NMAC, respectively, to repurchase the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables.”
      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.
      NMAC and the Seller will represent and warrant under each Purchase Agreement and each Sale and Servicing Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and that claim materially and adversely affects that Trust’s interest in a Receivable, that violation would constitute a breach of the representations and warranties of NMAC under the Purchase Agreement and the Seller under the related Sale and Servicing Agreement and would create an obligation of NMAC and the Seller to repurchase the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables.”
Forfeiture for Drug, RICO and Money Laundering Violations
      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.
Other Limitations
      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.
      Under the terms of the Relief Act, an Obligor who enters the military service after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor’s active duty status after a request for relief by the Obligor. The Relief Act provides for extension of payments during a period of service upon request of the Obligor. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables. In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor’s period of active duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.
      Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
      The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. “Tax Counsel” with respect to each Trust will be Mayer, Brown, Rowe & Maw LLP. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of investors that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.
      The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer to each Trust and the Notes, Certificates and related terms, parties and documents applicable to that Trust. The federal income tax consequences to the beneficial owners of the Certificates (the “Certificate Owners”) will vary depending on whether the Trust will be treated as a partnership or as a disregarded entity under the Code. The Prospectus Supplement for each Series of Certificates will specify whether the Trust will be treated as a partnership or a disregarded entity.
Tax Treatment of Owner Trusts
      Tax Characterization of the Trust. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust denominated an “owner trust” in the applicable prospectus supplement (an “Owner Trust”), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Owner Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading “Certain Federal Income Tax Consequences — Tax Treatment of Owner Trusts,” and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in Notes or Certificates.
      Tax Counsel will deliver its opinion that an Owner Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Tax Counsel’s conclusion that the nature of the income of the Trust will exempt it from the rule that requires some publicly traded partnerships to be treated as corporations for income tax purposes.
      If the Owner Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes and the Certificates, and the Certificates Owners could be liable for any tax of this type that is not paid by the Owner Trust.

Tax Consequences to Owners of the Notes
      Treatment of the Notes as Indebtedness. The Seller and any Noteholders will agree, and the beneficial owners of the Notes (the “Note Owners”) will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.
      OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in determining their weighted average maturity), all within the meaning of the OID regulations. In determining whether any OID on the Notes is de minimis, the Seller expects to use a reasonable assumption regarding prepayments (a “Prepayment Assumption”) to determine the weighted average maturity of the Notes. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to those Notes will be disclosed in the applicable Prospectus Supplement.
      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest on the Notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner’s method of tax accounting. Under the OID regulations, a Note Owner of a Note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.
      A Note Owner of a Note that has a fixed maturity date of not more than one year from the issue date of that Note (a “Short-Term Note”) may be subject to special rules. An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including, but not limited to, regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.
      Sale or Other Disposition. If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner’s cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to the Note. Any gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the Note has been owned for the long-term capital gain holding period (currently, more than one year). Capital losses generally may be used only to offset capital gains.

      Foreign Owners. Interest paid (or accrued) to a Note Owner who is not a U.S. Person (a “Foreign Owner”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and

1.	the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a “controlled foreign corporation” with respect to which the Trust or the Seller is a “related person” within the meaning of the Code;
      2. the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;
      3. the interest is not contingent interest described in Section 871(h)(4) of the Code; and
      4. the Foreign Owner does not bear specified relationships to any Certificate Owner.
      To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address. If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.
      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.
      As used in this Prospectus, a “U.S. Person” means:
      1. a citizen or resident of the United States;

2.	a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof;

3.	an estate, the foreign-source income of which is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

4.	a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust is eligible to and has elected to be treated as a domestic trust pursuant to the Code, despite not meeting the requirements described in clause (a).
      Backup Withholding. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Trust will be required to withhold

28 percent of the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS as a credit against the Note Owner’s federal income tax liability.
      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. Nonetheless, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to Foreign Owners may be subject to U.S. tax and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.
Tax Consequences to Owners of the Certificates
      Treatment of the Trust as a Partnership or Disregarded Entity. The Seller and the Servicer will agree, and the Certificate Owners will agree by their purchase of Certificates, to treat the Trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, or (ii) if there is a single Certificate Owner and none of the Notes are characterized as equity interests in the Trust, as an entity that is disregarded for such purposes. If the Trust is treated as a partnership, the assets of the partnership would be the assets held by the Trust, the partners of the partnership would be the Certificate Owners (including the Seller in its capacity as recipient of payments from the Reserve Account), and the Notes would be debt of the partnership. If the Trust is treated as a disregarded entity, the assets of the Trust would be treated as assets of the Certificate Owner, and the Notes would be treated as indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the Owner Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this Prospectus.
      A variety of alternative characterizations are possible. For example, because the Certificates have features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any characterization of this type generally would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences if the Certificates were treated as equity interests in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.
      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to those Certificates will be disclosed in the applicable Prospectus Supplement.
      Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account that Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust. The Trust’s income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust’s deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.
      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). In the Trust Agreement, the Certificate Owners will agree that the yield on a Certificate is intended to qualify as a “guaranteed payment” and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificate Owner as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that the treatment of the yield on a Certificate as a guaranteed payment is not respected, the Certificate Owners of each class of Certificates will be allocated taxable income of the Trust for each month equal to the sum of:

1.	the interest that accrues on the Certificates in accordance with their terms for that month, including interest accruing at the Pass Through Rate for that month and interest on amounts previously due on the Certificates but not yet paid;

2.	any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price;
      3. prepayment premium payable to the Certificate Owners for that month; and
      4. any other amounts of income payable to the Certificate Owners for that month.
      That allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of the Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Except as provided below, losses and deductions generally will be allocated to the Certificate Owners only to the extent the Certificate Owners are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to Certificate Owners could be characterized as capital losses, and the Certificate Owners generally would only be able to deduct those losses against capital gains. Deductions allocated to the Certificate Owners would be subject to the limitations set forth below. Accordingly, a Certificate Owner’s taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.
      Based on the economic arrangement of the parties, this approach for allocating Trust income and loss should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income in an amount that is greater than the cash distributions made by the Trust. Thus, cash basis Certificate Owners will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust sufficient to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.
      For each taxable year of the Certificate Owner, the Certificate Owner will be required to report items of income, loss and deduction allocated to them by the Trust for the Trust’s taxable year that ends on or before the last day of the taxable year of the Certificate Owner. The Code prescribes rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificate Owners possessing a 5 percent or greater interest in the equity or profits of the Trust share a taxable year that is other than the calendar year, the Trust could be required to use that year as its taxable year.
      A significant portion of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) generally will constitute “unrelated business taxable income” taxable to that Certificate Owner under the Code.
      An individual taxpayer’s share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually paid to that Certificate Owner over the life of the Trust.
      The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that those calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificate Owners.
      Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)
      If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.
      Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If that termination occurs, the Trust will be considered to transfer all of it assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the Trust would be deemed to distribute interests in the new partnership to Certificate Owners (including the purchasing partner who caused the termination) in liquidation of the terminated partnership. The Trust will not comply with technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.
      Disposition of Certificates. Generally, capital gain or loss will be recognized on a Certificate Owner’s sale of Certificates in an amount equal to the difference between the amount realized and the Certificate Owner’s tax basis in the Certificates sold. A Certificate Owner’s tax basis in a Certificate will generally equal the Certificate Owner’s cost increased by the Certificate Owner’s allocable share of Trust income and decreased by any payments received with respect to that Certificate. In addition, both the tax basis in the Certificates and the amount realized on the sale of a Certificate would include the Certificate Owner’s share of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of that aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).
      Any gain on the sale of a Certificate attributable to the holder’s share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.
      If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash payments with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Certificates.
      Allocations Between Transferors and Transferees. In general, the Trust’s taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of that month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the Certificate Owner actually owned the Certificates.
      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller is authorized to revise the Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.
      Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit or loss, the purchasing Certificate Owner will have a higher or lower basis, respectively, in the Certificates than the selling Certificate Owner had. The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make that election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.
      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the applicable Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust during which the Trust is treated as a partnership for federal income tax purposes and for each such taxable year will report each Certificate Owner’s allocable share of items of Trust income and expense to the Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and those nominees will be required to forward that information to the Certificate Owner. Generally, Certificate Owners must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificate Owner notifies the IRS of all those inconsistencies.
      Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specified information on the nominee, the Certificate Owners and the Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) for each Certificate Owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of any of the foregoing, and (z) specified information on Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.
      The Seller will be designated as the tax matters partner in the related Trust Agreement, and as such is designated to receive notice on behalf of, and to provide notice to those Certificate Owners not receiving notice from, the IRS, and to represent the Certificate Owners in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificate Owners with a less than 1 percent interest in the Trust (except for any group of those Certificate Owners with an aggregate interest of 5 percent or more in Trust profits that elects to form a “notice group” or Certificate Owners who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificate Owner under some circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. It is suggested that each Certificate Owner consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.
      Tax Consequences to Foreign Certificate Owners. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to a Certificate Owner who is not a U.S. Person (a “Foreign Certificate Owner”) because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for those purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Foreign Certificate Owners pursuant to Section 1446 of the Code (and applicable provisions of state and local law), as if that income were effectively connected to a U.S. trade or business, at the highest corporate rate for Foreign Certificate Owners that are taxable as corporations and the highest individual rate for all other Foreign Certificate Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner’s withholding status, the Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the Certificate Owner’s certification of nonforeign status signed under penalties of perjury.
      Each Foreign Certificate Owner may be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust’s income. Each Foreign Certificate Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Foreign Certificate Owner generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Foreign Certificate Owner generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest,” in which case Certificate Owners would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Foreign Certificate Owner would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.
      Backup Withholding. Payments made on the Certificates and proceeds from the sale of the Certificates will be subject to a “backup” withholding tax if, in general, the Certificate Owner fails to comply with specified identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See “— Tax Consequences to Owners of the Notes — Backup Withholding.”
CERTAIN STATE TAX CONSEQUENCES
      The above discussion does not address the tax treatment of any Trust, Notes, Certificates, Note Owners or Certificate Owners under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Trust as well as any state and local tax consequences for them of purchasing, holding and disposing of Notes or Certificates.
      The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that you consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of Notes and Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS
      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a “Benefit Plan”), from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to that Benefit Plan. ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to Title I of ERISA, and ERISA and Section 4975 of the Code each prohibits specified transactions between a Benefit Plan and parties in interest or disqualified persons with respect to those Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant). A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Securities by a Benefit Plan depending on the identity of the plan fiduciary making the decision to acquire such Securities and the circumstances of the transaction. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager;” and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.” Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c) of ERISA. A purchaser of Securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.
      Some transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the applicable Prospectus Supplement.
      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are “qualified” under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503 of the Code, the sanction for violation being loss of “qualified” status.
      Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING
      On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of that series if the Certificates are not retained by the Seller (collectively, the “Underwriting Agreements”), the Seller will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreements and in the applicable Prospectus Supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in the Underwriting Agreements and in the applicable Prospectus Supplement.
      In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreements, to purchase all the Notes and Certificates, as the case may be, described in the Underwriting Agreements which are offered by this Prospectus and by the applicable Prospectus Supplement if any of those Notes and Certificates, as the case may be, are purchased.
      Each Prospectus Supplement will either (1) set forth the price at which each class of Notes and Certificates, as the case may be, being offered by that Prospectus Supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes and Certificates or (2) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those Notes and Certificates, those public offering prices and those concessions may be changed.
      Each Underwriting Agreement will provide that NMAC and the Seller will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.
      Each Trust may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the Seller. Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Securities of that series.
      The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.
LEGAL OPINIONS
      Certain legal matters relating to the Securities of any series and federal income tax and other matters will be passed upon for the related Trust, the Seller and the Servicer by the general counsel of the Servicer, Mayer, Brown, Rowe & Maw LLP and Richards, Layton & Finger. In addition, certain matters relating to the issuance of the Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      All reports and other documents filed by or for a Trust under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Prospectus and before the termination of the offering of the Securities will be deemed to be incorporated by reference into this Prospectus. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superceded by a subsequently filed document.
      NARC II will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this Prospectus or in any related Prospectus Supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.
      Written requests for copies should be directed to Nissan Auto Receivables Corporation II, 990 W. 190th Street, Torrance, California 90502, Attn: Treasurer. Telephone requests for copies should be directed to (310) 719-8583, Attn: Treasurer.

INDEX OF TERMS

10 percent shareholder	67
30/360	29
Accounts	40
Actual/360	29
Actual/ Actual	29
Administration Agreement	53
Administration Fee	53
Administrative Purchase Payment	42
Administrative Receivable	42
Administrator	53
Advance	43
adversely affected	51
APR	16
backup withholding	72
banking organization	36
Base Rate	28
Base Servicing Fee	44
Benefit Plan	73
Business Day	29
Calculation Agent	29
Calculation Date	30,31
Cap Agreement	54
Cap Event of Default	55
Cap Provider	54
Cap Rate	54
Cap Termination	56
Cap Termination Event	55
CD Rate	30
CD Rate Determination Date	30
CD Rate Security	28
Cede	18
Certificate Balance	19
Certificate Factor	19
Certificate Pool Factor	20
Certificateholder	26
Certificates	15
class	21
clearing agency	36
clearing corporation	36
Clearstream Banking Luxembourg	35
Clearstream Banking Participants	35
Closing Date	15
Code	65
Collection Account	40
Collection Period	42
Commercial Paper Rate	30
Commercial Paper Rate Determination Date	30
Commercial Paper Rate Security	28
commercially reasonable	62
controlled foreign corporation	67
Cut-off Date	15
Dealer Agreements	15
Dealer Recourse	15
Dealers	15
default	62
Defaulted Receivable	43
Definitive Certificates	38
Definitive Notes	38
Definitive Securities	35
demonstration vehicles	15
Depositaries	35
Designated LIBOR Page	33
Determination Date	47
disqualified persons	73
Distribution Date	45
DTC	21
DTC Participants	21
Eligible Investments	40
equity interest	73
ERISA	73
Euroclear	35
Euroclear Operator	35
Euroclear Participants	35
Events of Default	23
Exchange Act	74
Federal Funds (Effective)	31
Federal Funds Rate	31
Federal Funds Rate Determination Date	31
Federal Funds Rate Security	28
Financed Vehicles	15
Fixed Rate Securities	28
Floating Rate Securities	28
Foreign Certificate Owner	72
Foreign Owner	67

FTC Rule	63
guaranteed payment	68
H.15(519)	30
H.15 Daily Update	30
HDC Rule	63
Hedge Agreement	54
Hedge Counterparty	54
Hedge Event of Default	55
Hedge Termination	56
Hedge Termination Event	55
Holder-in-Due-Course	63
Indenture	21
Indenture Trustee	17
Index	34
Index Currencies	34
Index Currency	33
Index Maturity	30
Indexed Principal Amount	34
Indexed Securities	34
Indirect DTC Participants	36
in-house asset manager	73
Insolvency Event	50
Insolvency Laws	62
Interest Period	29
Interest Reset Date	28
Interest Reset Period	28
IRS	65
ISDA	54
Issuer	15
lemon laws	63
LIBOR	28
LIBOR Bloomberg	33
LIBOR Security	22
LIBOR Telerate	33
LIBOR Reuters	33
London Business Day	29
Master Agreement	54
Money Market Yield	31
NARC II	15
Near-new	15
New	15
Nissan	18
NMAC	15
NNA	18
Nonrecoverable Advance	43
Note Factor	19
Note Owners	66
Note Pool Factor	20
Noteholder	21
Notes	15
Obligors	15
OID	66
OID regulations	66
Omnibus Proxy	37
Original Certificate Balance	19
Owner Trust	65
parties in interest	73
Pass Through Rate	26
plan assets	73
Plan Assets Regulation	73
Pool Balance	44
portfolio interest	67,72
Prepayment Assumption	66
prepayments	19
Principal Balance	44
Principal Financial Center	33
prohibited transaction	73
Prospectus Supplement	15
PTCE	73
Purchase Agreement	39
qualified	73
qualified professional asset manager	73
qualified stated interest	66
Receivables	15
Receivables Pool	15
Registration Statement	18
Related Documents	25
related person	67
Relief Act	63
Required Deposit Rating	41
Required Rate	45
Required Yield Supplement Amount	45
Reserve Account	46
Reserve Account Initial Deposit	46
Sale and Servicing Agreement	15
Schedule of Receivables	39
SEC	18
Securities	15

Securities Act	18
Securityholders	18
Seller	15
Servicer	15
Servicer Default	49
Servicing Rate	44
Short-Term Note	66
Spread	28
Spread Multiplier	28
street name	36
Strip Certificates	26
Strip Notes	21
Subordination Spread Account	46
Supplemental Servicing Fee	44
Swap Agreement	54
Swap Counterparty	54
Swap Event of Default	55
Swap Termination	56
Swap Termination Event	55
TARGET system	29
Tax Counsel	65
Tax Event	55
Tax Event Upon Merger	55
Telerate Page 120	31
Terms and Conditions	38
Total Servicing Fee	44
Transfer and Servicing Agreements	39
Treasury bills	33
Treasury Rate	33
Treasury Rate Determination Date	33
Treasury Rate Security	28
Trust	15
Trust Agreement	15
Trustee	17
U.S. Person	67
UCC	59
Underwriting Agreements	74
unrelated business taxable income	68, 69
Warranty Purchase Payment	40
Warranty Receivable	40
weighted average life	19
Yield Supplement Account	45
Yield Supplement Agreement	45
Yield Supplement Deposit	45

      Dealer Prospectus Delivery Obligation. Until November      , 2005, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,337,464,000
NISSAN AUTO RECEIVABLES
2005-C OWNER TRUST
$359,000,000 Asset Backed Notes, Class A-1
$304,000,000 Asset Backed Notes, Class A-2
$433,000,000 Asset Backed Notes, Class A-3
$241,464,000 Asset Backed Notes, Class A-4
Nissan Auto Receivables Corporation II,
Seller
Nissan Motor Acceptance Corporation,
Servicer

PROSPECTUS SUPPLEMENT

Underwriters
Deutsche Bank Securities
Morgan Stanley
ABN AMRO Incorporated
Citigroup
JPMorgan
Merrill Lynch & Co.
RBS Greenwich Capital
SG Corporate & Investment Banking
The Williams Capital Group, L.P.